Exhibit 10.36

LEASE Agreement

Between

AMERI SHORE LLC
an Idaho limited liability company

and

TANDEM DIABETES CARE, INC.
a Delaware corporation

for

1500 W. Shoreline Drive
Boise, Idaho 83702

November 14, 2019

Exhibit 10.36

Exhibit 10.36

Exhibit 10.36

Exhibits:
Exhibit A    Legal Description of Owner’s Land
Exhibit B    Graphic Depiction of the Leased Land
Exhibit C    Real Property Tax Allocation Map
Exhibit D    Tenant Improvement
Exhibit E    Base Rent Schedule
Exhibit F    Rules and Regulations

Exhibit 10.36

LEASE agreement
This Lease (this “Lease”) is made and entered into by and between Owner and Tenant as of the Effective Date, and includes the “Basic Lease Terms”, the “Standard Lease Terms”, and all exhibits attached hereto or incorporated herein. Initially capitalized terms used in this opening paragraph and not otherwise defined herein will have the meanings set forth in the Basic Lease Terms set forth immediately below.
1.BASIC LEASE TERMS

This Section sets forth certain Basic Lease Terms of this Lease (“Basic Lease Terms”). The Basic Lease Terms are to be read in conjunction with the other provisions of this Lease; provided, however, to the extent of any inconsistency between the Basic Lease Terms and the other provisions of this Lease, the Basic Lease Terms will control. The capitalized words or phrases used in the Basic Lease Terms will constitute defined terms for purposes of this Lease.

Owner	Ameri Shore LLC, an Idaho limited liability company
Tenant	Tandem Diabetes Care, Inc., a Delaware corporation
Premises
The Premises is comprised of (a) that portion of the land legally described on Exhibit A (“Owner’s Land”) that is that is graphically depicted on Exhibit B, together with the easements, rights and appurtenances thereunto belonging or appertaining (the “Leased Land”); (b) the building and other improvements on the Leased Land (the “Building”); (c) the existing equipment which is attached to the Building in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease; and (d) at least four hundred fifty-three (453) parking spaces as identified in Tenant’s parking area on Exhibit B, subject to relocation and reconfiguration from time-to-time as provided in Section 5 (the “Parking Area”).

Rentable Area (of Premises)	Approximately 94,562 square feet
Address of Premises	1500 W. Shoreline Drive Boise, Idaho 83702
Permitted Use
Subject to the Legal Requirements and the provisions of this Lease, Tenant may use the Premises solely for general office and call center uses, and no other uses without Owner’s prior consent pursuant to Section 8.1.

Initial Term	Seven (7) Lease Years from the Term Commencement Date.
Renewal Term(s)	One (1) Renewal Term of three (3) Lease Years.
Term	The Initial Term and Renewal Term, if any, collectively.
Effective Date	The date that this Lease is signed by Owner and Tenant. The parties are bound by all terms, covenants and obligations under this Lease as of the Effective Date.
Delivery Date	January 1, 2020
Term Commencement Date
The earlier to occur of (a) the date of Tenant’s substantial completion of the Tenant Improvements (as evidenced by the issuance of a certificate of occupancy for the Premises with the Tenant Improvements); (b) the date Tenant uses any part of the Premises for the Permitted Use; or (c) July 1, 2020.

Rent Commencement Date	The Term Commencement Date.
Security Deposit	None.
Base Rent
$90,621.92 (per month). The Base Rent is calculated at $11.50 per square foot per year of Rentable Area (i.e., the agreed measurement of 94,562 square feet of Rentable Area x $11.50 per square foot per year = $1,087,463 per year, and $90,621.92 per month).

Exhibit 10.36

Base Rent Increases
Commencing at the beginning of the second Lease Year, and continuing at the beginning of each Lease Year of the Initial Term thereafter, the Base Rent will increase by an amount equal to the product of multiplying the Base Rent for the immediately prior Lease Year by two and one-half percent (2.5%). The schedule of the Base Rent over the Term is set forth on Exhibit E.

Operating Expenses	All operating expenses related to the Premises are to be paid by Tenant as provided in this Lease.
Owner’s Work
Prior to the Term Commencement Date, Owner will (a) patch/paint the exterior of the Building on the Premises; (b) perform any necessary repairs to the roof of the Building such that it is watertight; (c) perform any necessary maintenance or repairs to the rooftop HVAC units serving the Building so they are in good order and repair; and (d) re-seal and restripe the Parking Area. Owner will use commercially reasonable efforts to complete Owner’s Work by April 30, 2020.

Tenant Improvements	The improvements of the Premises as set forth in Exhibit D.
TI Allowance	$945,620 (i.e., the agreed measurement of 94,562 square feet of Rentable Area x $10.00 per square foot).
Tenant’s Work
Performance of the Tenant Improvements, plus the procurement and installation of any furniture, fixtures, equipment, data/telecom cabling, security systems and other matters that may be desired by Tenant.

Brokers	For Owner: Thornton Oliver Keller For Tenant: RE:Align Tenant Strategies
Notice and Rent Addresses
Owner’s Address for Notices and Payment of Rent:

c/o River Shore Development
1555 W. Shoreline Drive, Suite 120
Boise, Idaho 83702

Tenant’s Address for Notices:

11075 Roselle Street
San Diego, California 92121

Exhibits
The following Exhibits are part of this Lease:

Exhibit A - Legal Description of Owner’s Land
Exhibit B - Graphic Depiction of the Leased Land
Exhibit C - Real Property Tax Allocation Map
Exhibit D - Tenant Improvement
Exhibit E - Base Rent Schedule
Exhibit F - Rules and Regulations

STANDARD LEASE TERMS
Owner hereby leases the Premises to Tenant, and Tenant hereby takes and leases the Premises from Owner, upon and subject to the terms and conditions hereof.

Exhibit 10.36

2.CERTAIN DEFINITIONS

“Additional Rent” means all amounts, costs, expenses, liabilities and obligations which Tenant is required to pay pursuant to the terms of this Lease other than Base Rent.
“Alterations” means any or all changes, additions, expansions, improvements, reconstructions, removals or replacements of any of the Premises, both interior or exterior, and ordinary and extraordinary, including the Tenant Improvements.
“Bankruptcy Code” has the meaning in Section 25.8.2.
“Condemnation” means (a) any taking of the Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation; or (b) any temporary condemnation or confiscation of the use or occupancy of the Premises by any governmental authority, civil or military, whether pursuant to an agreement with the governmental authority in settlement of or under threat of any requisition or confiscation, or otherwise.
“Curable Default” has the meaning in Section 25.1.
“Default Interest” has the meaning in Section 10.4.
“Event of Default” has the meaning in Section 25.1.
“Financial Distress Default” (Voluntary and Involuntary) have the meanings in Section 25.8.1.
“Hazardous Materials” has the meaning in Section 30.2.
“Impositions” means all expenses payable by Owner directly applicable to the Premises other than Taxes, including (a) all charges and/or taxes for any easement or agreement maintained for the benefit of the Premises, and (b) all water, sewer, trash, power, gas, communications and other utility or service charges on or with respect to Premises.
“Insurance Requirements” means, as the case may be, any one or more of the terms of each insurance policy required to be carried by Owner or Tenant under this Lease and the requirements of the issuer of the policy. Whenever Tenant is engaged in making any Alterations, repairs or construction work of any kind, the term Insurance Requirements will be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder’s risk insurance on the full replacement cost basis and that Tenant or its contractor will obtain commercial general liability, automobile, worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection therewith, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Owner.
“Late Charge” has the meaning in Section 10.4.
“Lease Year” means each period of twelve full calendar months following the Term Commencement Date, plus in the case of the first Lease Year, any partial calendar month at the beginning of the Term.
“Legal Requirements” means, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms (i) are not applicable to and do not impose any obligation on Tenant, Owner or the Premises, or (ii) do not mandate compliance other than on a voluntary basis) and all covenants, restrictions and conditions of record against title to the Premises as of the Effective Date which may be applicable to Tenant, Owner (with respect to the Premises) or to all or any part of or interest in Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises by Tenant, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act or Idaho Human Rights Act) or results in interference with the use or enjoyment of the Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.
“Lender” means an entity identified as such in writing to Tenant which makes a loan to Owner, secured by a Mortgage, or which is the holder of the Mortgage as a result of an assignment thereof.

Exhibit 10.36

“Loan” means a loan made by a Lender to Owner secured by a Mortgage.
“Mortgage” means a first priority mortgage or similar security instrument hereafter executed covering the Premises from Owner to Lender.
“Owner Parties” means Owner, and, as to each such Owner, the Owner’s (i) shareholders, members, partners or other owners, (ii) affiliates and subsidiaries, (iii) directors, officers, employees, former employees, agents, contractors, property manager and Lenders; and (iv) successors and assigns.
“Owner Insurance” has the meaning in Section 17.
“Permitted Encumbrances” means all real property taxes and assessments assessed against the Premises that are not delinquent, and all matters of record or appearing from a careful inspection of the Leased Land as of the Effective Date. Tenant acknowledges that the Leased Land is not a separate and independent tax parcel from Owner’s other lands (“Owner’s Other Lands”), and that the Taxes assessed against the Premises each year will include Taxes related to Owner’s Other Lands which will not be Tenant’s responsibility under this Lease.
“Permitted Transferee” has the meaning in Section 20.1.
“Petition” has the meaning in Section 25.8.2.
“Renewal Notice” has the meaning in Section 9.3.1.
“Rent” means Base Rent and Additional Rent.
“Structural Repairs” has the meaning in Section 12.1.
“Taxes” means all taxes (including real, ad valorem, personal property, gross income, franchise, withholding, profits and gross receipts taxes) directly applicable to the Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Premises, during the Term, against Owner, Tenant or any of the Premises as a result of or arising in respect to the occupancy, leasing, use, maintenance, operation, repair or possession thereof, or any activity conducted on the Premises by Tenant, or the Base Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to the Base Rent or Additional Rent. Taxes include any tax on the Base Rent, Additional Rent or other amounts payable by Tenant to Owner under this Lease (other than taxes on Owner’s net income). Nothing herein will obligate Tenant to pay, and the term “Taxes” will exclude, federal, state or local (a) transfer taxes as the result of a conveyance by (or suffered by) Owner, (b) franchise, capital stock or similar taxes if any, of Owner, (c) income, excess profits or other taxes, if any, of Owner, determined on the basis of or measured by its net income, (d) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (b) and (c) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Premises which, if the other tax or assessment were in effect at the commencement of the Term, would be payable by Owner; or (e) any Taxes that relate to Owner’s Other Lands. Owner and Tenant acknowledge that the bulk of the Premises is located on Ada County Assessor’s Parcel No. S100911064 (“1500 W. Shoreline Dr.”), but that +/- 19,738.72 sq. ft. of the Leased Land is located on Ada County Assessor’s Parcel No. S1009111068 (“688 S. Americana Blvd.”) and +/- 13,838.51 sq. ft. of the North Parking Area located on 1500 W. Shoreline Dr., all as depicted on the map attached hereto as Exhibit C. Owner and Tenant agree that Taxes will (a) include the real property taxes assessed against +/- 19,738.72 sq. ft. of the land portion (i.e., commonly called “Com Lot or Tract” and “Com Lot or Tract Ur Incr”) of 688 S. American Blvd.; and (b) exclude the real property taxes assessed against +/- 13,838.51 sq. ft. of the land portion of 1500 W. Shoreline Dr. To illustrate the foregoing using the 2019 assessments and 2019 levy rate (i.e., 1.3568784%) by the Ada County Assessor, the Taxes will include the portion of the taxes assessed against 27.46% of the land portion ($934,400 - 2019 assessed land value) of 688 S. Americana Blvd. (which is $256,586.24) and exclude the portion of the taxes assessed against 4.93% of the land portion ($3,282,200 - 2019 assessed land value) of 1500 W. Shoreline Dr, (which is $161,812.40), for a net $94,773.84 increase in the assessed value of the Premises (over the assessed value of 1500 W. Shoreline Dr.), and a net increase of $1,285.97 in taxes for calendar year 2019 (over the assessed value of 1500 W. Shoreline Dr.). “Taxes” also include ‘occupancy roll’ assessments, if any, resulting from the Tenant Improvements on the Premises, but not any other improvements by Owner that are not part of the Premises.
“Tenant Parties” means Tenant, and Tenant’s (i) shareholders, members, partners or other owners, (ii) affiliates and subsidiaries, (iii) directors, officers, employees, former employees, sublessees, licensees, concessionaires, invitees, customers, agents, contractors and mortgagees, and (iv) successors and assigns.

Exhibit 10.36

“Tenant’s Insurance” has the meaning in Section 18.
“Tenant’s Property” means all fixtures, equipment, signs and other items of personal property (whether or not attached to the Building) which are owned or leased by Tenant and located or used on the Premises, including data wires and cables, furniture, fixtures, equipment, inventory and other personal property.
“Tenant Improvements” has the meaning in Exhibit D.
“TII Estimates” is as defined in Section 10.3.
“Transfer” has the meaning in Section 20.1.
“Transferee” has the meaning in Section 20.1.

3.LEASE OF PREMISES
From and after the Term Commencement Date, the Premises are exclusively leased to Tenant subject to the Permitted Encumbrances, Legal Requirements, Insurance Requirements and the condition of the Premises as of the commencement of the Term; without representation or warranty by Owner except as specifically provided in this Lease. Tenant acknowledges and agrees that Tenant has been given an adequate opportunity to examine the status of title to the Premises, and Tenant has made all examinations desired by Tenant, prior to the execution and delivery of this Lease, and Tenant has found Owner’s title to be satisfactory for Tenant’s purposes as contemplated by this Lease. Owner and Tenant agrees that, for all purposes of this Lease, the Premises is comprised of the amount of Rentable Area identified in Section 1.4, even if Owner or Tenant may calculate a different Rentable Area. Tenant will have access to the Premises twenty-four (24) hours a day, three hundred sixty-five (365) days a year.

4.CONDITION OF PREMISES
Except for Owner’s Work, Owner leases and Tenant will take the Premises in its then “as is” condition. Tenant acknowledges that Owner has not made and will not make, nor will owner be deemed to have made, any warranty or representation, express or implied, with respect to any of the Premises except as expressly provided in this Lease, including any warranty or representation as to its fitness for use or purpose, design or condition for any particular use or purpose, merchantability, quality, description, durability or operation. Tenant acknowledges that Tenant has been given the opportunity to inspect the Premises prior to performance of Owner’s Work, and Tenant acknowledges that Tenant is satisfied with the Premises (subject to Owner’s performance of Owner’s Work). In the event of any defect or deficiency in any of the Premises of any nature, whether patent or latent, Owner will not have any responsibility or liability with respect thereto, or for any incidental or consequential damages related thereto. The provisions of this Section 4 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Owner, express or implied, with respect to any of the Premises, arising pursuant to any law now or hereafter in effect or otherwise.

5.PARKING AREA
The Parking Area is graphically illustrated on Exhibit B, attached hereto. Owner may relocate or reconfigure the Parking Area from time-to-time upon not less than sixty (60) days’ prior notice to Tenant provided that (a) at least as many spaces remain available for Tenant’s exclusive use as are identified in Section 1.3 of the Basic Lease Terms; (b) the Parking Area remains within the boundaries of Owner’s Land and any relocation of Tenant’s parking spaces shall be restricted to the North Parking Area (as defined in Exhibit B); (c) the employee and patron parking in the Parking Areas is within the maximum distances to the Building as allowed by the applicable Legal Requirement; (d) legally sufficient parking for disabled persons is provided in close proximity to each public entrance to the Building (as applicable); (e) the location and configuration of the Parking Area does not unreasonably and adversely impact Tenant’s and Tenant’s employees’ access to the Building relative to the access provided to Tenant absent such relocation by Owner. Subject to the foregoing, Owner, in its reasonable discretion, reserves the right, from time to time, to (i) establish a parking management plan and/or promulgate rules and regulations relating to the use of the Parking Areas in conjunction with the other parking area on Owner’s Land and Owner’s nearby lands; (ii) designate spaces for certain uses (so long as the use designations do not unreasonably and adversely impact Tenant’s and Tenant’s employees’ access to the Building relative to the access provided to Tenant absent such designation by Owner); (iii) so long as the following does not unreasonably and adversely impact Tenant’s and Tenant’s employees’ access to the Building, change the shape, layout, size, location, and number

Exhibit 10.36

of spaces (provided any legal or contractual minimums are maintained); and (iv) remove and cause to be removed any personal property or vehicles parked in the Parking Area in violation of the requirements of this Lease or the rules and regulations promulgated by Owner. Tenant agrees that Owner may relocate up to 167 parking spaces from the eastern portion of the Parking Area to the North Parking Area if Owner deems is necessary to provide parking for users of a new development east of the Premises; provided, however, in exercising the right of relocation of such (up to) 167 spaces: (1) Owner will relocate parking in reasonable blocks of adjacent parking spaces (both in the ‘relocate from’ area and the ‘relocate to’ area); (2) Owner covenants not to engage in material construction staging activities in the portion of the Premises made available by the relocated parking; (3) Tenant’s parking areas will continue to have access to Spa Street for ingress-egress; (4) the parking spaces in the ‘relocate to’ areas must be roughly equivalent (or better) than the ‘relocate from’ areas in size and condition; and (5) Tenant will not have any maintenance, repair or replacement obligations with respect to ‘relocate from’ areas, but will accept maintenance, repair and replacement obligations with respect to the ‘relocate to” areas (provided that if Owner has not re-sealed and restriped the ‘relocate to’ portions of the North Parking Area since the Effective Date, then Owner will re-seal and restripe the ‘relocate to’ portion in a manner equivalent to that required for Owner’s Work).

6.OWNER’S OTHER LANDS
1.Redevelopment of North Parking Area
Tenant acknowledges that Owner may redevelop some or all of the North Parking Area during the term of this Lease. Tenant acknowledges that Owner has made no promises to Tenant of any kind with respect to any future development, use or occupancy of any of the North Parking Area. Tenant agrees that any lawful development, use and occupancy of any of the North Parking Area will not constitute interference with any of Tenant’s rights under the Lease unless such development, use or occupancy violates the terms of this Lease; provided, however, if Owner relocates Tenant’s parking spaces to the North Parking Area pursuant to Section 5, then Owner agrees that its development, use and occupancy of the North Parking Area will not unreasonably interfere with Tenant’s access to, and use of, the relocated parking spaces, and Tenant will be entitled to use the existing access easements to Americana Blvd. for ingress and egress for Tenant’s parking.
2.Construction Activity in the North Parking Area
If Owner commences construction activities in the North Parking Area, Owner will communicate with Tenant from time-to-time regarding the scope and schedule for the construction activities (which communications may include sending copies public notices for entitlement or development as required by law), and Owner will use commercially reasonable efforts to limit unreasonable interference with Tenant’s rights under the Lease (e.g., disruption of reasonable access to the Premises by construction vehicles and equipment); provided, however, nothing herein will obligate Owner to place any restrictions or limits on Owner’s development, construction or other activities unless such activities are otherwise prohibited by applicable law or the terms of this Lease. Further, provided that Owner does not relocate any of Tenant’s parking to the North Parking Area, if Owner elects to conduct construction activities on the North Parking Area, Owner agrees that Owner will undertake the following restrictions unless Tenant agrees to alternative limitations (a) Owner will limit construction vehicle access and construction personal access to the two access points located off of Americana Blvd.; and (b) Owner will install a construction fence between the Premises and the area of such construction activities. Tenant agrees that, during the period of construction activities on the North Parking Area, Owner may limit or prohibit use of the two access points off of Americana Blvd. by Tenant Parties, and may place appropriate barriers off of the Premises to enforce such access limitation.
3.Other Lands
. Tenant acknowledges that other lands in the area of the Premises and the North Parking Area (including lands that may be owned, acquired or sold by Owner or its affiliates from time-to-time) may be subject to redevelopment. Tenant acknowledges that Owner has made no promises to Tenant of any kind with respect to any future development, use or occupancy of such other lands, and that any lawful development, use and occupancy of such other lands by Owner or its affiliates will not constitute a breach or default of Owner’s obligations to Tenant under this Lease. If Tenant believes the development, use and occupancy of such other lands are interfering with Tenant’s rights, then Tenant may exercise its legal rights and remedies against the persons or entities causing the interference.
4.North Parking Area Parking Lot Lights and Landscaping
. Owner will maintain the portion of the landscaping areas adjacent to the North Parking Area. Tenant acknowledges that the parking lot lights in the North Parking Area are controlled, and receive power from, the electrical system on the Premises. Further, Tenant acknowledges that the landscaping on (and in the right-of-way adjacent to) the North Parking Area are controlled by, and receive water from, the control system and water supply system on the Premises. Tenant agrees to cooperate with Owner to allow Owner to continue to use the existing systems for the parking lot lights and irrigation system for the North Parking Area. Tenant may invoice Owner for the usage fees paid (and costs of maintenance, repair and replacement) by Tenant for electricity

Exhibit 10.36

used by Owner for such parking lot lights and the usage fees paid by Tenant of irrigation water used by Owner for such landscaping; provided, however, Tenant may not invoice Owner during any period that Tenant allows its employees and guests to use the North Parking Area for parking (unless relocated pursuant to Section 5), but only to the extent of Tenant’s use.

7.TENANT IMPROVEMENTS
1.Design and Construction of Tenant Improvements
. Tenant, at Tenant’s sole expense (other than Owner’s payment of the TI Allowance as set forth in Section ) will design and construct the Tenant Improvements as set forth in Exhibit D.
2.Payment of TI Allowance
. Tenant will invoice Owner for the TI Allowance after Tenant achieves the Term Commencement Date. Tenant’s invoice must be accompanied by evidence reasonably satisfactory to Owner that all costs associated with the Tenant Improvements have been paid, which reasonable evidences may be executed final lien waivers from all contractors, labors, materialmen, equipment providers, and any other person that would have a right to claim a lien against the Premises on account of the Tenant Improvements. Owner will pay the TI Allowance to Tenant within fifteen (15) days after Owner’s receipt of Tenant’s invoice.

8. USE OF PREMISES
1.Permitted Use
. Tenant may use the Premises only for the Permitted Use; provided, however, in no event will Tenant allow the Premises to be used for any purpose that violates this Lease, the Legal Requirements or any Permitted Encumbrance. Tenant may use the Premises for other office or service uses that are generally consistent with the Permitted Use only with Owner’s prior approval, which approval will not be unreasonably withheld, conditioned or delayed as long as the other office or service use is consistent with the terms of this Lease. Tenant agrees that it would be reasonable for Owner to withhold or condition its consent to any residential, industrial, retail or restaurant use. Tenant agrees that with respect to the Permitted Encumbrances, Tenant will observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed solely with respect to the Premises or Tenant’s use and occupancy of the Premises. Subject to Tenant’s rights under Section 24 hereof, (i) Tenant will not permit any unlawful occupation, business or trade to be conducted on the Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements; and (ii) Tenant will not use, occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which would (1) make void or voidable any insurance which Owner is required hereunder to maintain then in force with respect to any of the Premises, (2) affect the ability of Owner to obtain any insurance which Tenant is required to furnish hereunder, or (3) cause any injury or damage to the Building, unless pursuant to Alterations permitted under Section 13 hereof; provided that Owner hereby confirms that Tenant’s use of the Premises for the Permitted Use (i.e., general office and call center uses) is not in violation of the restrictions set forth in Section (1) through (3) hereof.

2.Use Restriction
. Tenant and Owner each covenant that it will not use any part of the Premises, nor permit any part of the Premises to be used (a) as an outpatient surgery center; (b) for any medical office or medial administration (except if expressly authorized in each instance by Owner); (c) in violation of the Declaration of Covenants recorded in the real property records of Ada County as Instrument No. 2018-069818; (d) any shelter or residence for any person(s), including any form of homeless shelter, day shelter or similar operation (or any operation that involves persons residing or sleeping at the Premises); or (e) any soup kitchen, food kitchen, food warehouse or other use where food (whether unprepared or ready-to-eat) is supplied to people for free or for a nominal cost; provided however, this provision will not prohibit the supply of food without cost if incidental to an otherwise Permitted Use or to any school lunch program or similar program related to the supply of food to minors.

Exhibit 10.36

3.Legal and Insurance Requirements
. Subject to Section 24, Tenant will timely comply with and conform to all of the Legal Requirements and Insurance Requirements which are Tenant’s responsibility under this Lease.

4.Quiet Enjoyment
. Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Owner covenants to Tenant that Owner will not disturb, nor permit others acting through Owner or others with the permission of Owner to disturb, Tenant’s peaceful and quiet occupation and enjoyment of the Premises.

5.Rules and Regulations
. Tenant will comply with the rules and regulations established by Owner, from time to time, for the Premises. The current rules and regulations are attached as Exhibit F. Owner will have the right to amend the rules and regulations from time to time, which amendments will not be effective until reasonable notice to Tenant. Any amendments to the rules and regulations must be reasonable, non-discriminatory, and not deprive Tenant of any of the material benefits and rights provided in this Lease.

9.TERM
.

1.Delivery Date
. The parties agree that this is a fully binding and enforceable agreement from and after the Effective Date, notwithstanding that the Delivery Date, Term Commencement Date and Rent Commencement Date will occur in the future. Tenant’s right to occupy the Premises for the design and construction of the Tenant Improvements (but not for the Permitted Use or any business operations) will commence on the Delivery Date; provided, however, Tenant may request that Owner grant early occupancy to Tenant for design and evaluation purposes (but not construction purposes) in any manner that is not inconsistent with Owner’s commitments to any other occupant of the Premises, and Owner agrees not to unreasonably refuse any such request. Owner hereby confirms for the benefit of Tenant that no occupancy by any occupant of the Premises will extend beyond December 31, 2019 and, if any occupant holds over in the Premises beyond such date, Owner shall promptly and diligently commence and prosecute to completion the eviction of such occupant(s) at Owner’s sole cost and expense. If any occupant damages the Premises or otherwise vacates its space and leaves it in a condition different than contemplated under this Lease, Owner will be responsible for the restoration of the damage or vacated space to the proper condition contemplated under this Lease.

2.Initial Term
. Tenant will have and hold the Premises for an initial term commencing on the Term Commencement Date and ending at the expiration of the Initial Term. When the Term Commencement Date has occurred, Owner will prepare and Tenant will sign a factually correct acknowledgement of the Term Commencement Date. Any failure by Tenant to either promptly object to the contents of such acknowledgement, or to promptly sign and return the acknowledgement, will be deemed agreement with its contents.

3.Renewal Term(s)
. Tenant will have the right to exercise the Renewal Term(s), provided Tenant satisfies each of the requirements set forth in this Section 9.3. Each Renewal Term(s) will commence at the day following the last day of the Lease Year for the then current Term. Base Rent for each Lease Year during the Renewal Term will be determined pursuant to the Basic Lease Terms. Tenant’s failure to exercise the Renewal Term in the manner required herein will terminate Tenant’s right to all Renewal Term(s). Tenant will satisfy each of the following requirements as a condition of exercising any Renewal Term:
1.Tenant must submit a written notice to exercise the Renewal Term to Owner not less than one (1) year prior to the expiration of the then current Term (“Renewal Notice”);
2.The Lease must be in full force and effect as of the date of the Renewal Notice and must continue thereafter until the commencement of the Renewal Term;
3.An Event of Default shall not exist at delivery of the Renewal Notice or at the commencement of the Renewal Term; and

Exhibit 10.36

4.Tenant must not have subleased the entirety of its interest in the Premises, except pursuant to a Permitted Transfer.

10.BASE RENT

1.Base Rent
. Tenant will pay the Base Rent to Owner as minimum rent for the Premises during the Term, commencing on the Rent Commencement Date and thereafter on the first day of each month during the Term, and will pay the same by bank or wire transfer to Owner or, at Tenant’s option, by check at Owner’s address set forth in the Basic Lease Terms, or at any other place as Owner from time to time may designate to Tenant in writing by not less than sixty (60) days’ prior notice.

2.Base Rent Increases
. Base Rent will be increased on the first day of each Lease Year in the amounts stated in the Basic Lease Terms.

3.Taxes, Impositions and Insurance Estimates
. Commencing on the Rent Commencement Date, Tenant will pay to Owner each month one-twelfth (1/12th) of the amount of Owner’s estimate of the cost of Taxes, Impositions and Owner’s Insurance (“TII Estimates”). Within sixty (60) days after the end of each calendar year, Owner will provide Tenant with a line item reconciliation statement (“Reconciliation Statement”) stating: (i) the total amount actually paid by Tenant for the TII Estimates for the prior calendar year, (ii) the actual amount of the Taxes, Impositions and Owner’s Insurance (with supporting documentation) for the prior calendar year, (iii) a statement of the amount of Taxes, Impositions or Owner’s Insurance overpaid or underpaid by Tenant, and (iv) a statement of the amount of the TII Estimates for the current year. Subject only to Tenant’s audit rights in Section 10.9, Tenant will pay any underpayment within thirty (30) days after receipt of the annual statement together with substantiating backup documentation. Any overpayment or unapplied TII Estimates will be returned to Tenant concurrently with Owner’s delivery of the annual statement, or for the final Lease Year, within sixty (60) days after the expiration or termination of this Lease.

4.Late Charges; Default Interest
. If Owner does not receive any monthly installment of Base Rent or TII Estimates due and payable under this Lease within five (5) business days after its due date, and such failure is the second (2nd) or more frequent occurrence in any 12-month period during the Term, then Tenant will pay to Owner a one-time late charge equal to the greater of $250 or two percent (2%) of the overdue amount as liquidated damages for Owner’s extra expense and handling of past due accounts (“Late Charge”). Further, and in addition to any Late Charge, any Rent past due for a period of thirty (30) or more days will bear interest from the due date at the rate of twelve percent (12%) per annum (“Default Interest”) until cured in full. Acceptance of a Late Charge and/or Default Interest will not constitute a waiver of Tenant’s default with respect to the overdue amount nor prevent Owner from exercising any other rights or remedies granted hereunder. No payment by Tenant of an amount less than that due will be construed other than as a partial payment nor will any endorsement or statement on the check or letter accompanying the payment be deemed to create accord and satisfaction.

5.No Deductions
. This Lease is the absolute and unconditional obligation of Tenant. Except as expressly set forth otherwise in this Lease, all Rent must be paid in United States dollars without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

6. No Accord and Satisfaction
No payment by Tenant or receipt by Owner of a lesser amount than the Rent due will be deemed to be other than on account of the earliest Rent, nor will any restrictive or qualifying endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Owner may accept the check or payment of Rent without prejudice to Owner’s rights to recover the balance of the Rent or pursue any other remedy under this Lease, and will not constitute a waiver by Owner of any rights, nor will it reinstate this Lease or cure a default on the part of Tenant.

Exhibit 10.36

7. Net Lease
. This is an absolute net lease. From and after the Term Commencement Date, in addition to Base Rent, Tenant will be responsible for all Taxes, Impositions and Owner’s Insurance, and as well as all operating, use, utilities, services, maintenance, repair, replacement and other costs attributable to the Premises of any kind whatsoever, except as expressly provided otherwise under this Lease. Owner will not be responsible for any costs or expenses in connection with the Premises arising after the Term Commencement Date, except as expressly provided in this Lease.

8.Additional Rent
. As Additional Rent, Tenant will pay (before any fine, lien, interest or penalty may be added thereto for late payment thereof) all other amounts and obligations which Tenant assumes or agrees to pay pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom the payment is due for nonpayment or late payment thereof as a result of Tenant’s non-performance thereof. If Tenant fails to pay any Additional Rent when due and payable, and such failure remains after five (5) business days’ notice from Owner, Owner will have all rights, powers and remedies provided herein, by law or otherwise, as would apply in the event of nonpayment of Base Rent.

9.Audit Rights
. In the event of a dispute as to any Reconciliation Statement, Tenant will have the right, after reasonable notice, to inspect to inspect Owner’s accounting records at reasonable times. If, after such inspection, Tenant still disputes such Reconciliation Statement, upon Tenant’s request therefor, a certification as to the proper amounts due under such of Reconciliation Statement and the amount due to or payable by Tenant shall be made by an independent (i.e. not utilized by either party within the past three (3) years) certified public accountant mutually agreed to by Owner and Tenant. If Owner and Tenant cannot mutually agree to an independent certified public accountant, then each party shall select an independent certified public accountant, who then shall jointly select a third independent certified public accountant (failing which agreement either party may seek a judicial determination of such independent certified public accountant). Each of the three (3) independent certified public accountants shall, within forty-five (45) days after selection make a good faith determination of the amounts properly incurred and due under such Reconciliation Statement and any amounts then due, and shall notify Owner, Tenant, and each other independent certified public accountant of such determinations. If all independent certified public accountants do not agree on of the amounts properly incurred and due under the Reconciliation Statement for the period in dispute, the common decision of two (2) of them shall be determinative. If two (2) of the three (3) independent certified public accountant are unable to so agree, the determination that is neither the highest nor lowest of the three (3) determinations shall be final determination of the amounts properly incurred and due under such Reconciliation Statement for period in dispute. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid amounts due under final Reconciliation Statement for the period in question, then Owner shall promptly refund such excess to Tenant and conversely, if Tenant has underpaid amounts due from Tenant thereunder, Tenant shall promptly pay such additional amounts to Owner. Each party shall be responsible for the cost of its independent certified public accountant and the parties shall share in the costs of any jointly appointed independent certified public accountant.

10.Exclusions
. Amounts due from Tenant to Owner under this Lease will not include any expenses as to which Owner is reimbursed by any third party, any other tenant, or by the proceeds of any insurance procured by Owner pursuant to this Lease. The following shall also constitute exclusions therefrom:
A.costs (including costs of construction, costs to relocate any occupant or user, and permit, license and inspection fees) incurred in the exercise of any reserved rights of Owner under Section 5 or Section 6 of this Lease;
B.Owner’s costs of any services sold to any users of Owner’s Land or the Parking Area (other than Tenant) for which Owner is entitled to be reimbursed by such user;
C.costs of Owner’s Work, including costs to correct any deficiencies therein or with respect thereto and all amounts due for Code Upgrades (as defined below) which are Owner’s responsibility under Section D.5.4.2 of Exhibit D;
D.any depreciation or amortization of the Premises, except as expressly permitted herein;
E.costs incurred due to a violation of Legal Requirements by Owner or any Owner Parties relating to the Premises;
F.interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

Exhibit 10.36

G.repairs or other work occasioned by fire, flood, windstorm or other work, but only to the extent the cost of such repairs or other work is paid by through insurance or condemnation proceeds (excluding any deductible);
H.legal expenses incurred for (i) negotiating this Lease; (ii) negotiating any other lease of the Premises to any other prospective tenants (except if such negotiation relates to a replacement tenant for any default of Tenant), or (iii) the development and/or construction of the Premises;
I.costs of items considered capital improvements, capital repairs or capital expenditures under GAAP, except as permitted in Section 12.1 of this Lease for Structural Repairs (as all other capital improvements, capital repairs or capital expenditures are Tenant’s obligations under this Lease);
J.costs and expenses incurred with respect to the removal of Hazardous Materials (defined below) or any other hazardous substances not attributable to Tenant Parties; provided, however, Tenant acknowledges that Owner has no obligation to remove of Hazardous Materials or any other hazardous substances that was not brought to the Premises by Owner Parties;
K.costs to the extent arising from the gross negligence or willful misconduct of Owner or Owner Parties (including Owner’s failure to maintain the insurance it is required to maintain under this Lease);
L.costs related to the operation of the business of the entity which constitutes Owner as the same are distinguished from the costs of operating the Premises;
M.any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Owner’s general or net income (as opposed to rents, receipts, or income directly attributable to operation of the Premises); and
N.any costs expressly excluded, or expressly made the sole responsibility of Owner and not subject to reimbursement, elsewhere in this Lease.

11.SIGNS
. Subject to the Legal Requirements, and further subject to Tenant obtaining Owner’s approval of the drawings, dimensions, design and location of each sign, Tenant, at its cost, will have the right to install and maintain signs on the exterior of the Building and a sign on each monument sign for the Premises (if any). All signage will be maintained in a condition commensurate with local industry customs and standards and be approved by Owner in writing. No other signs will be permitted on the Premises without Owner’s consent.

12. MAINTENANCE AND REPAIR
1.Structural Repairs
. Throughout the Term, Owner will be responsible for performing any capital repairs and replacements of the Building structure, roof structure, roof membrane and major rooftop HVAC equipment as they exist on the Effective Date of this Lease, except to the extent caused by Tenant Improvements, Alterations, or, to the extent not covered by insurance required to be maintained under this Lease, Tenant’s negligent or wrongful act (“Structural Repairs”); provided, however, the all costs incurred by Owner for the Structural Repairs will be amortized over the useful life of the Structural Repair (as reasonably determined by Owner in accordance with GAAP), and, subject to amounts recovered under insurance required to be maintained under this Lease, or under warranties, indemnities or guarantees from third party vendors or contractors with respect to such Structural Repairs, or condemnation proceeds applicable thereto, Tenant agrees to pay to Owner, as Additional Rent under this Lease, a monthly amount equal to the amortized portion for that month. Tenant agrees that Owner has no obligation to inspect the Premises for Structural Repairs (but Owner may elect to do so from time-to-time). Owner’s obligations with respect to Structural Repairs will not commence until a reasonable time after Tenant has notified Owner that Tenant believes that Structural Repairs may be necessary for Tenant’s use or occupancy of the Premises, which notice must specify the nature of the Structural Repairs desired by Tenant (provided, however, Owner will remain free to perform any Structural Repair that Owner identifies as necessary, even if no notice thereof was provided by Tenant). Notwithstanding the foregoing, during the first twenty-four (24) months of the Initial Term, Owner will be responsible for any extraordinary maintenance and repairs (and the cost of any replacement) of the Building rooftop HVAC units.

2.Tenant’s Obligations
. Tenant will at all times, keep and maintain all elements of Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Premises and the Parking Area) in the same condition and order of repair as exists as of the Term Commencement Date of this Lease, excepting only Structural Repairs, events of casualty or condemnation, and ordinary wear and tear. Tenant will provide Owner with a plan for periodic inspections and preventative

Exhibit 10.36

maintenance plan for the ordinary maintenance and repair of the Premises (including the roof, HVAC system, exterior walls, landscaping and Parking Area) consistent with Tenant’s ordinary maintenance and repair of its other properties in the downtown Boise area for approval. Tenant will timely perform all preventative maintenance identified in the plan. Except as for Structural Repairs, Tenant will promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Premises in order to keep and maintain the Premises in the order and condition required by this Section 12.2. Except for the Structural Repairs, Owner will not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Premises in any way, and Tenant hereby expressly waives the right to make repairs at the expense of Owner, which right may be provided for in any Legal Requirements now or hereafter in effect. Tenant will, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs will be in a good, proper and workmanlike manner. Owner represents to Tenant that Owner has a manufacturer’s warranty on the roof and that Owner will secure commercially reasonable warranties from the contractor’s performing Owner’s Work, and Owner will undertake commercially reasonable efforts to enforce the warranties. Tenant’s obligations under this Section 12.2 exclude matters covered under the warranties held by Owner, to the extent such matters are actually performed without cost to Owner by the manufacturer or contractor that provided the warranty.

3.Owner’s Cure Rights
. If Tenant defaults under any of the provisions of this Section 12, Owner may after thirty (30) days’ notice given to Tenant and the failure of Tenant to cure within such 30-day period, or if more than 30 days is required, to commence to cure such matter and diligently prosecute the same to completion (but without any notice or cure period in the event of an emergency), do whatever is necessary to cure the default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency, Owner will notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Owner and all actual reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Interest from the date of payment or incurring the expense, will constitute Additional Rent payable by Tenant under this Lease and will be paid by Tenant to Owner within thirty (30) days of presentation of any invoice therefor with reasonable backup for all expenses for which reimbursement is sought.

6.UTILITIES, SERVICES AND PERSONAL PROPERTY
1.Utilities and Services
. From and after the Delivery Date, Tenant will be responsible for ensuring the adequacy and suitability of all utility and other services to the Premises for Tenant’s purposes, which will in any event include sufficient utilities and services (including heat) to prevent damage to the Premises. Tenant may reasonably alter, increase, upgrade, install, remove, reconfigure or otherwise change any utilities in furtherance of Tenant’s use of the Premises. Tenant will not be required to remove or reconfigure the utility services at expiration of this Lease. Owner will not have responsibility for any failure of any utility services serving the Premises, and no utility interruption will be deemed an eviction or disturbance of Tenant, or render Owner liable to Tenant for damages, or relieve Tenant from the full and complete performance of all of Tenant’s obligations under this Lease.

2.Generator and UPS
. Tenant will have the right to install a generator with pad site and uninterruptable power supply (UPS) to serve the Premises, subject to the Legal Requirements, but only on the Premises (or a location on Owner’s Lands near the Premises) at a location that is reasonably acceptable to both Owner and Tenant. Owner will not charge Tenant additional rent or fees for the use of the pad site or any connecting conduit. The generator and UPS systems will be and remain Tenant’s property, and Tenant will have the right to remove such items before expiration of this Lease for property inside of the Building and within thirty (30) days after expiration of this Lease for the generator and UPS system on the exterior pad.

3.Data Services
. Tenant, at its expense, will arrange for all telecommunications and data services for the Premises, including wire and cables. Owner will have no responsibility for the maintenance or removal of Tenant’s data services and/or wiring or cabling, or for any infrastructure to which it is connected. Owner will have no liability for any liability, costs or damages in connection with Tenant’s data facilities or any lines and cables located outside of the Premises (other than to the extent caused by any Owner Parties’ intentional misconduct), including: (a) any shortages, failures, variations, interruption, disconnection, loss or damage caused by (i) the installation, maintenance, replacement, use or removal of telecommunication and data equipment and/or wiring by others; (ii) any failure of the environmental conditions or the power supply for the Premises to conform to the requirements for Tenant’s data services; or (iii) any other problems associated with any of Tenant’s data facilities by any other cause (other than

Exhibit 10.36

due to the intentional misconduct of Owner Parties); (b) any failure of any data services or data facilities to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties. The occurrence of any of the foregoing will not be considered an actual or constructive eviction of Tenant or relieve Tenant from performance of Tenant’s obligations under this Lease. To the extent that Owner’s contractors, or other third parties who are not Owner Parties, cause damages to Tenant’s data facilities, or any lines and cables located outside of the Premises, then Tenant will have the right to pursue its legal rights and remedies (if any) against such contractor or third party for such damage, subject to the limitations of this Lease (including Section 18.5).

4.Tenant’s Property
. Tenant’s Property placed on or in the Premises will not become a part of the realty and may be removed by Tenant at any time. Tenant’s Property (and any other personal property brought to the Premises by any Tenant Party) will be deemed abandoned and will become the property of Owner if not removed within ten (10) business days after the expiration or sooner termination of the Term and may, if so elected by Owner, become the property of Owner; provided, however, Owner will have the right to require Tenant to remove all personal property from the Premises. Tenant will pay, prior to delinquency, any taxes and assessments that may be assessed or levied against Tenant’s Property (and any other personal property brought to the Premises by any Tenant Party).
14.ALTERATIONS
. Except for the Tenant Improvements and the repair or replacement of finishes in the Premises (i.e., paint, carpet, flooring, wallcoverings, countertops and similar items), Tenant will not make any structural or non-structural Alterations to the Premises without Owner’s consent; provided, however, the placement of art, decorations, boards, screens, and other items customarily placed on walls in office buildings will not be deemed to be an alteration or modification so long as they can be removed without substantial irreparable damage to the walls. Owner may condition its consent on various matters, including Tenant agreeing to remove the Alterations and repair any resulting damage on Lease termination at Tenant’s cost, and if such alterations require construction permits from local governmental permitting authorities, Tenant posting security for the estimated cost of the Alterations or Tenant posting performance bonds for the Alterations, and/or lien waivers, and Owner’s approval of the plans and specifications for the Alterations. All Alterations will be performed in a good and workmanlike manner, and in conformity with all Legal Requirements. Upon completion of any Alterations, Tenant will (a) if such alterations require construction permits from local governmental permitting authorities, provide Owner with “as built” plans and copies of all construction permits, contracts and approvals; and (b) provide Owner with proof of payment for all labor and materials. Owner agrees to execute affidavits of legal interest as necessary for Tenant to secure any permits or approvals for approved Alterations from any governmental authority having jurisdiction; provided, however, any fees, charges and expenses required in connection therewith must be borne solely by Tenant. Unless permitted under the Tenant Improvements or this Section 14, Tenant will not make any penetrations in the roof, walls, floor slab, foundations or exterior of the Building whatsoever without Owner’s prior consent. In no event shall Tenant be required to remove the Tenant Improvements (including any data or cabling installations installed as part of Tenant’s Work) or Alterations upon the expiration of earlier termination of this Lease, unless Owner requires such removal as part of any required consent to its installation. Owner also agrees that Tenant will not be obligated to remove any Tenant Improvements approved by Owner, unless Owner requires the removal obligation as a condition of Owner’s approval; provided, however, Owner agrees that Tenant will not be obligated to remove any Tenant Improvements that are ordinary or customary for general office and call center uses.

15.LIENS
. Subject to Section 24, Tenant will not create or permit (by Tenant or anyone acting by, through or under Tenant), and will promptly discharge, any lien (or claim of lien) on the Premises other than any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Owner or those claiming by, through or under Owner (except Tenant or anyone acting by, through or under Tenant). Notice is hereby given that Owner will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Premises through or under Tenant, and that no mechanic’s or other liens for any labor, services or materials will attach to or affect the interest of Owner in and to any of the Premises. Nothing in this Lease and no action or inaction by Owner will be deemed or construed to mean that Owner has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Owner in any of the Premises. If Tenant fails to remove or satisfy any lien (or claim of lien) on the Premises within thirty (30) days of its imposition, Owner will have the right (but not the obligation) to cause the lien (or claim of lien) or claim to be discharged, paid, compromised, dismissed or removed, including by the posting of a bond. Any sums paid by Owner, including attorneys’ fees and bond premiums, if applicable and reasonably and actually incurred, will be Additional Rent and due and payable to Owner by Tenant within thirty (30) days of presentation of an invoice with appropriate

Exhibit 10.36

backup for all such costs and expense for which reimbursement is sought. Tenant will promptly notify Owner of any lien (or claim of lien) filed against the Premises or any action related to any lien (or claim of lien) affecting title to the Premises upon actual knowledge thereof.

16.INDEMNIFICATION
. Owner Parties will not be liable to Tenant, and subject to Owner’s release in the last sentence of this Section 16, Tenant will indemnify, defend (using legal counsel acceptable to Tenant) and hold harmless each of the Owner Parties from and against, any and all suits, claims, demands, liability, damages, costs and expenses of every kind and nature (for which the Owner Parties are not reimbursed by insurance required under this Lease), including, without limiting the generality of the foregoing, attorneys’ fees and expenses, court costs, penalties and fines, for loss or damage to the Premises or the property of others, and any personal injury, illness or death, incurred in connection with or arising out of the following: (a) the use or occupancy of the Premises by Tenant Parties; (b) the Tenant Improvements, Tenant’s Work and any alterations to the Premises undertaking or contracted for by Tenant; (c) the negligent or wrongful acts or omissions of Tenant Parties with respect to the Premises; (d) any failure of Tenant to fully, timely and faithfully observe, perform or comply with its obligation under this Lease; or (e) any failure of Tenant to fully, timely and faithfully observe, perform or comply with the Legal Requirements (or any of its other obligations under applicable law). Tenant’s obligations under this Section 16 will survive any expiration or termination of this Lease. Each of Owner Parties will be express third-party beneficiaries of Tenant’s obligations under this Section 16. If applicable law expressly restricts or limits Tenant’s obligations under this Section 16, then Tenant will fulfill its obligations under this Section 16 to the extent not expressly restricted or limited by applicable law. Tenant’s indemnity obligations hereunder will not obligate Tenant to indemnify, defend or hold harmless an Owner Party from the negligence or intentional misconduct of any Owner Party.

17.OWNER’S INSURANCE
Owner will maintain the following insurance on the Premises (“Owner’s Insurance”):
1.Insurance against loss or damage to the Building under a fire and broad form of all risk extended coverage insurance policy (which may include flood insurance if the Premises is located within a flood hazard area and which may include earthquake insurance if the Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties). The insurance will be in amounts not less than the actual replacement cost of the Building, including the Tenant Improvements (when completed), but excluding footings and foundations and other parts of the Building which are not insurable, as determined by Owner from time to time. The insurance policies may contain reasonable exclusions and deductible amounts as desired by Owner. The insurance policy will include a waiver of any rights of subrogation or recovery against Tenant.
2.Contractual and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises, which insurance will be written on a so-called “Occurrence Basis,” and will provide minimum protection with a combined single limit in an amount not less than the greater of Four Million ($4,000,000) Dollars. The insurance policy will name Tenant as an additional insured, which insurance will be
3.Any additional and/or other insurance with respect to the Building and Premises and in any amount as at the time is customarily carried by prudent owners with respect to buildings and premises similar in character, location and use and occupancy to the Building and the Premises (”Comparable Buildings”); provided, however, the additional and/or other insurance must be obtainable at commercially reasonable rates and on commercially reasonable terms.
4.Owner’s Insurance will be written by companies selected by Owner that are authorized to do an insurance business in the State of Idaho. Sums due from Owner for deductibles or in-lieu-of insurance proceeds because of any self-insurance programs will be treated as insurance proceeds for all purposes under this Lease.
5.Owner will pay all premiums for Owner’s Insurance, will renew or replace each policy, and will deliver to Tenant a certificate of insurance (reasonably satisfactory to Tenant) of the existing policy and any renewal or replacement policy at least thirty days prior to the expiration date of each policy.
6.Owner’s Insurance may be carried under a “blanket” policy or policies covering the other properties or liabilities of Owner and Owner’s affiliates, provided that the “blanket” policy or policies otherwise comply with the provisions of this Section 17. If any insurance is carried under a blanket policy, Owner will deliver to Tenant evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Premises and the presence in the policy of provisions of the character required in the above sections of this Section 17.
7.Tenant will give Owner immediate notice of any casualty loss with respect to the Premises. Owner will adjust, collect and compromise any and all claims. All proceeds of Owner’s Insurance will be payable solely to Owner. To the extent that Owner receives insurance proceeds for matters previously paid by Tenant, Owner will reimburse Tenant to the extent of the insurance proceeds actually received.

Exhibit 10.36

18.TENANT’S INSURANCE
. Tenant, at its cost, will maintain the following insurance at all times from and after the Delivery Date or any earlier date as Tenant may enter the Premises (“Tenant’s Insurance”). All liability insurance required herein may be provided by a combination of primary insurance and excess coverage providing the same aggregate amounts. Owner Parties will be named as an additional insured on Tenant’s CGL and all other liability coverage.

1.CGL Insurance
. Commercial general liability insurance policy (“Tenant’s CGL”) (or equivalent ISO form in use from time to time in the state where the Building is located), providing coverage against any and all claims for bodily injury and property damage occurring in or on the Premises and/or arising out of or in any way related to the use, occupancy and maintenance of the Premises by Tenant and Tenant Parties, and including broad form blanket contractual coverage covering Tenant’s obligations under this Lease. Tenant’s CGL will have a limit of not less than $1,000,000 per occurrence, with a general aggregate limit of not less than $2,000,000.

2.Workers Compensation Insurance
. Tenant will continuously maintain Workers Compensation insurance and employer’s liability insurance in the amount and in the form that Tenant is required by the Legal Requirements to maintain.

3.Automobile Liability Insurance
. Tenant will maintain commercial automobile insurance covering all owned, non-owned, borrowed and hired automobiles, with a combined single limit of not less than $1,000,00 for each occurrence.

4.Umbrella/Excess Liability Insurance
. Umbrella/excess liability insurance (over Tenant’s GCL and automobile liability) of not less than $5,000,000 each occurrence.

5.Property Insurance
. All-risk property insurance covering all of Tenant’s Property on a replacement cost basis, which policy must include a broad waiver of subrogation by endorsement in favor of Owner Parties. Tenant hereby waives any right of recovery against Owner Parties for any damage or loss that may occur to Tenant’s Property located on the Premises, whether or not Tenant’s Property is covered by insurance. Tenant acknowledges and agrees that Owner will not be purchasing property insurance for Tenant’s Property, and therefore Tenant will not allow any element of Tenant’s Property to be placed on, or remain on, the Premises if the element is not fully insured and fully covered by the waiver of subrogation identified herein, and Owner Parties fully protected by the waiver of recovery identified herein with respect to the element.

6.Insurance Requirements
. All insurance required to be maintained by Tenant will (a) be on an occurrence basis; (b) provide primary coverage and not contributory or excess with Owner’s insurance coverage; (c) require thirty (30) days prior notice to the named insured and additional insured of any cancellation or reduction in coverage; (d) be written by responsible insurance companies licensed to do business in the state where the Premises is located; and (e) contain a waiver of subrogation with regard to Owner Parties and any additional insureds. The insurance may be provided by a blanket policy covering additional locations. Tenant will provide Owner with evidence of the required insurance, naming Owner Parties as an additional insured on or before the Delivery Date.

7.Future Additional Insurance
. Owner, upon sixty (60) days prior notice to Tenant, may reasonably change the limits and requirements of the insurance required to be maintain by Tenant to reflect changes in insurance standards and customary requirements for Comparable Building provided the same is available at commercially reasonable rates. If Tenant fails to provide the insurance required by this Section 18 within thirty (30) days after the date of notice from Owner, in addition to any other remedies available for the default, Owner may obtain the insurance and keep the same in force and effect, and Tenant will pay Owner, as Additional Rent, for the cost thereof,

Exhibit 10.36

plus Default Interest from the date of Owner’s payment to the date of Tenant’s reimbursement, within thirty (30) days after receipt of a billing from Owner accompanied by backup documentation for all amounts for which reimbursement is sought.

19.TENANT’S CONTRACTORS
. Tenant agrees to require any vendor, contractor or service provider that enters the Premises at the request of Tenant to maintain commercial general liability, business automobile and workmen’s compensation insurance in accordance with Tenant’s usual practices; provided, however, any construction contractor that alters or modifies the Premises must provide the insurance required of Tenant hereunder (unless otherwise approved by Owner for the contractor), including the provisions naming Owner Parties as additional insured and waiving any rights of subrogation or recovery. If Tenant requests or requires any vendor, contractor or service provider that enters the Premises to indemnify Tenant, name Tenant as an additional insured on any insurance policy, or to waive any rights of subrogation or recovery for the benefit of Tenant, then Tenant must cause the vendor, contractor or service provider to provide the same indemnity, insurance and waiver benefits to Owner Parties.

18.ASSIGNMENT, SUBLEASING

1.Assignment or Sublease
. Except as expressly provided below, Tenant will not assign this Lease or sublet the whole or any part of the Premises (each, a “Transfer” and any assignee or sublessee, a “Transferee”) without Owner’s consent. Tenant may Transfer this Lease without Owner’s consent in the case of (each, a “Permitted Transfer”): (a) a merger or consolidation; (b) a sale of substantially all of Tenant’s company assets or similar transfers involving Tenant’s entire business enterprise, provided the sale or transfer is made to a bona fide third party and is not primarily intended to avoid the foregoing restriction on Transfers; or (c) a Transfer to a parent, subsidiary or affiliate of Tenant, provided that in all events the existing “Tenant” will not be released from liability hereunder and will remain primarily, jointly and severally liable with the Transferee for the performance of the obligations of Tenant hereunder. Tenant will notify Owner in writing of any Permitted Transfer within five (5) business days of the transaction. To assist Owner in determining whether to consent to any proposed Transfer (other than a Permitted Transfer), Tenant will submit the following to Owner as well as any other information reasonably requested by Owner, (i) the name and legal entity of the Transferee; (ii) a description of the proposed use of the Premises by the Transferee, provided the description will not imply that any change of use is allowed; (iii) the terms of the proposed Transfer; (iv) current financial statements, most recent federal income tax return, and operating history of the proposed Transferee; (v) the operation and management history of the proposed Transferee and individuals responsible for operating and managing the business on the Premises; and (v) the proposed Transfer documents. In all events, the existing “Tenant” will not be released from liability hereunder and will remain primarily, jointly and severally liable with the Transferee for the performance of the obligations of Tenant hereunder, unless the existing “Tenant” is expressly released from the obligations in a written instrument executed by Owner. A transfer of stock or change of control of Tenant will not be considered a Transfer.

2.No Release
. If Tenant makes a Transfer (with Owner’s consent) or Permitted Transfer, then Tenant will nevertheless remain primarily liable to Owner for full payment of all Rent and performance of Tenant’s obligations under this Lease, unless Tenant is expressly released from the obligations in a written instrument executed by Owner. No consent by Owner to any modification, amendment or termination of this Lease will affect the continuing liability of Tenant, unless Tenant is expressly released from the obligations in a written instrument executed by Owner.

3.Assignee Obligation
. If a Transfer is an assignment, then Tenant must provide Owner with a copy of the written assumption of this Lease, signed by Tenant and the Transferee. Thereafter, such assignee Transferee will be jointly and severally liable with Tenant for the payment of all Rent and performance of all of Tenant’s obligations under this Lease. If a Transfer is a sublease, then Tenant must provide Owner with written evidence of Transferee assuming the obligations under this Lease that apply with respect to the portion of the Premises subleased, and a copy of the sublease. If the Transferee defaults, Owner may, without affecting any other rights of Owner, proceed against Tenant or any Transferee or any other person liable for Tenant’s obligations hereunder. Tenant will provide the notice address for any subtenant or assignee to Owner prior to the effective date of the Transfer and if it is not provided, the applicable notice address will be deemed to be the Premises.

Exhibit 10.36

21.DAMAGE
. In the event of damage to the Premises or any part thereof, Tenant will promptly notify Owner thereof. To the extent insurance proceeds are available (or would have been available from Owner’s Insurance should Owner fail to maintain the same), Owner will diligently cause the damage to be repaired; provided, however, Owner will have no obligation to make the repairs if the damages are a result of any negligent, willful or intentional acts of Tenant not covered by any applicable insurance. If the damage or destruction is more than twenty-five percent (25%) of the insurable value of the Premises, or if the damage or destruction is more than ten percent (10%) of the insurable value of the Premises and occurs during the last twelve (12) months of the Initial Term (unless Tenant previous exercised the Renewal Term) or during the last twelve (12) months of the Renewal Term, then either Owner or Tenant may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds; provided, however, (a) Owner will not terminate the Lease if Tenant elects to repair the damage at Tenant’s own expense or if Owner and Tenant execute a mutually acceptable amendment to this Lease to address the issues related to the damage; and (b) Tenant will not terminate the Lease if Tenant elects to repair the damage at Owner’s own expense or if Owner and Tenant execute a mutually acceptable amendment to this Lease to address the issues related to the damage. Owner or Tenant will notify the other party of its election to terminate within sixty (60) days after the occurrence of the damage. Any damage or destruction, in whole or in part, of the Premises will in no way serve to abate Rent to be paid to Owner under this Lease or alter any of Tenant’s other obligations under this Lease. Tenant will reimburse Owner for the deductible and any costs in excess of the insurance proceeds.

18.CONDEMNATION
.
1.Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, will notify Owner thereof and Owner will be entitled to participate in any Condemnation proceeding. Owner, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, will notify Tenant thereof and Tenant will have the right to participate in the proceedings. Tenant irrevocably assigns to Owner any award or payment in respect to any Condemnation of Owner’s interest in the Premises, except that (except as hereinafter provided) nothing in this Lease will be deemed to assign to Owner any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the Tenant’s Property, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant will have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant will in no event be entitled to any payment that reduces the award to which Owner is or would be entitled for the condemnation of Owner’s interest in the Premises.
2.If the entire Premises is subject to a Taking then this Lease will terminate on the day the Taking occurs.
3.If at least ten percent (10%) of the land that comprises the Premises, or the Building, or reasonable access to the Premises is subject to a Taking by a duly constituted authority or agency having jurisdiction, then either Owner or Tenant may terminate this Lease no later than ninety (90) days after the Taking has occurred by delivery of a notice to the other party terminating this Lease as of the last day of the month that is specified in the notice, which date will be no sooner than the last day of the month occurring at least thirty (30) days after the date of the termination Notice.
4.In the event of a Condemnation of any part of the Premises which does not result in a Termination of this Lease, the entire award of the Condemnation will be retained by Owner (other than amounts awarded directly to Tenant on account of Tenant’s Property; and promptly after the Condemnation, Owner will commence and diligently continue to restore the Premises to a condition that is as similar as practical to that existing immediately prior to the Condemnation, in accordance with the provisions of this Lease.

23.SUBORDINATION TO FINANCING
.
1.Tenant agrees that this Lease will at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm the subordination; provided, however, except by reason of the occurrence of an Event of Default, Tenant’s rights under this Lease will not be disturbed, terminated or otherwise adversely affected, nor will this Lease be affected, by any default under any Mortgage. In the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at the foreclosure sale will be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease will expressly survive, and this Lease will in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant will not be named as a party defendant in any foreclosure suit, except as may be required by law.
2.Tenant agrees to attorn, from time to time, to any new Owner taking title other than by foreclosure of any Mortgage or deed in lieu thereof, or, subject to Tenant’s receipt of a fully executed Subordination, Non-Disturbance and Attornment Agreement (as defined below), Lender or any Owner taking title by foreclosure of any Mortgage or deed in lieu thereof,

Exhibit 10.36

upon the terms and conditions of this Lease for the remainder of the Term. The provisions of this Section 23.2 will inure to the benefit of any such new Owner or Lender, will apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, and no further instrument will be required to give effect to the provisions of this Section 23.2, subject to the non-disturbance provisions of Section 23.1, other than a fully executed Subordination, Non-Disturbance and Attornment Agreement.
3.Each of Tenant, Owner and Lender, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Section 23.1 and Section 23.2, reasonably satisfactory to the requesting party acknowledging the subordination, non-disturbance and attornment as are provided in this Lease, and setting forth the terms and conditions of its tenancy (“Subordination, Non-Disturbance and Attornment Agreement”).
4.Each of Tenant, Owner and Lender agrees that, if requested by any of the others, each will, without charge, enter into a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement, provided the agreement contains provisions providing for non-disturbance of Tenant in accordance with the provisions of Section 23.1. Owner, Tenant and Lender agree that the Subordination, Non-Disturbance and Attornment Agreement will include commercially reasonable provisions for the benefit of Tenant, Owner and Lender, including Lender’s, Owner’s and Tenant’s agreement that (a) neither Owner nor Tenant will pay or accept any installment of Base Rent more than one (1) month in advance of the due date thereof; and (b) neither Owner nor Tenant will amend or modify the Lease (or enter into any agreement to do so) other than as expressly contemplated by this Lease (e.g., upon the exercise of any Renewal Term, or as contemplated under Section 21 of this Lease) without in each case the consent of Lender, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, Lender may withhold or condition its consent to any amendment or modification which would or could (i) materially alter in any way the nature of Tenant’s obligations hereunder or materially diminish any obligations of Owner or Tenant under the Lease, including the amount or time for payment of any Base Rent or Additional Rent, other than as expressly contemplated by this Lease; or (ii) result in any termination hereof prior to the end of the Term other than as expressly contemplated by this Lease. Notwithstanding the foregoing, no Subordination, Non-Disturbance and Attornment Agreement shall be deemed commercially reasonable unless it (1) acknowledges that if the TI Allowance or commission payable by Owner to Tenant’s broker has not been fully paid, or if Owner’s Work has not been fully performed, then Tenant may deduct the unfunded amount of the TI Allowance or commission to Tenant’s Broker, or the reasonable cost of Tenant to perform Owner’s Work, from the Base Rent owed by Tenant to Owner next becoming due; (2) recognizes Tenant’s right under Section 26.4 to terminate this Lease due to Owner default; and (3) confirms for the benefit of Tenant that no attornment by Tenant to any such Owner or Lender shall operate to decrease the benefits to Tenant under this Lease or to increase the obligations of Tenant under this Lease in any material respect. Tenant’s obligation to subordinate to any Lender shall be conditioned on Tenant receiving a Subordination, Non-Disturbance and Attornment Agreement from such Lender. If the Premises are subject to any encumbrance in favor of a Lender as of the Effective Date, it shall be a condition to the effectiveness of this Lease that Owner’s Lender enter into a Subordination, Non-Disturbance and Attornment Agreement with Tenant not later than the Delivery Date.

24.PERMITTED CONTESTS
.
1.After prior notice to Owner, Tenant will not be required to (i) comply with any Legal Requirement, or (ii) discharge or remove any lien referred to in Section 11 or Section 13, so long as Tenant contests, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Owner’s liability therefor, by appropriate proceedings which will operate during the pendency thereof to prevent (A) the collection of, or other realization upon, lien so contested, (B) the sale, forfeiture or loss of any of the Premises, any Base Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any Legal Requirement or by any violation, (C) any interference with the use or occupancy of any of the Premises, (D) any interference with the payment of any Base Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy.
2.In no event will Tenant pursue any contest with respect to any Legal Requirement or lien referred to above in a manner that exposes Owner or Lender to (i) criminal liability, penalty or sanction; (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Owner and Lender; or (iii) defeasance of its interest in the Premises.
3.Tenant agrees that each any contest will be promptly and diligently prosecuted to a final conclusion, except that Tenant will have the right to attempt to settle or compromise any contest through negotiations. Tenant will pay and save Owner and Lender harmless against any and all losses, judgments, decrees and costs (including all attorneys’ fees and expenses) in connection with any contest and will, promptly after the final determination of any contest, fully pay and discharge the amounts which will be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts that may be ordered or decreed as a result thereof. All recoveries by Tenant with respect to any successful contest will remain the sole property of Tenant (except Tenant’s recovery of any funds by Owner will be paid to Owner).

Exhibit 10.36

25.TENANT DEFAULT
1.Defaults
. Tenant will be in default under this Lease if (a) Tenant fails to pay any Rent when due, or (b) Tenant fails to perform any other obligation under this Lease, or (c) a Financial Distress Default (defined in Section 25.8) occurs (an “Event of Default”, provided, however, a default that is curable under Section 25.2 below (a “Curable Default”) will not be an Event of Default during the applicable cure period (set forth in Section 25.2 below)). Except for Late Charges and Default Interest due under Section 10.4, Owner agrees that it will not invoke its remedies under this Section 25.1 if Tenant cures a Curable Default within the applicable cure period. If a Curable Default occurs and Tenant fails to cure the default within the applicable cure period, Owner may, immediately or at any time thereafter, and without preventing Owner from exercising any other right or remedy, (i) elect to terminate this Lease by notice, by lawful entry or otherwise, whereupon Owner will be entitled to recover possession of the Premises from Tenant and those claiming through or under Tenant and (ii) accelerate the payment of all Base Rent payable by Tenant for the balance of the Term and upon any election the sums will be immediately due and payable in full. In addition, Owner may require Tenant to pay to Owner a fee of $300 for each Curable Default not cured within the applicable cure period, and the fee will be Additional Rent immediately due and payable. The fee is intended to compensate Owner for the additional time and effort required to address Tenant’s default of this Lease Termination of this Lease and any repossession will be without prejudice to any remedies Owner has for Rent or for a prior breach of any of the provisions of this Lease.
In case of termination, Tenant will be liable to Owner for all costs and expenses including the amounts due under Sections 25.3 and 25.4. Each right and remedy provided Owner in this Lease is cumulative and in addition to every other right or remedy provided in this Lease, or now or hereafter existing at law, in equity, by statute or otherwise. The exercise by Owner of any one or more of its rights or remedies will not preclude the simultaneous or later exercise by Owner of any or all other rights or remedies.
When this Lease requires service of a notice, that notice will replace rather than supplement any equivalent or similar statutory notice. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Lease will replace and satisfy the statutory service of notice procedures.

2.Cure Periods
.
1.Monetary Defaults
. If Tenant fails to pay any Rent or amounts hereunder when due, it will be a Curable Default and the cure period will be ten (10) business days after the date the Rent was due.
2.Financial Distress Default
. An Involuntary Financial Distress Default (defined in Section 25.8) is a Curable Default and the cure periods are set forth in Section 25.8. A Voluntary Financial Distress Default is not a Curable Default.
3.Insurance Default
If Tenant fails to maintain the required insurance, it is a Curable Default and the cure period is ten (10) business days after the date Owner provides notice of the default.
4.Estoppel or Subordination Default If Tenant fails to provide the requested estoppel certificate (Section 28) or subordination agreement (Section 23) within the time period provided, it will be a Curable Default and the cure period will be ten (10) business days from the date of Owner’s second request for the estoppels or subordination.
5.Hazardous Substances
If Tenant breaches the provisions of Section 30 it will be a Curable Default and the cure period will be ten (10) business days after notice from Owner.
7.Other Defaults
. Any non-monetary breaches of this Lease not listed above in this Section 25.2 will be considered Curable Defaults and the cure period will be thirty (30) days after notice from Owner; provided that if the default cannot reasonably be cured within that time period, Tenant will have additional time as is reasonably necessary to cure the default so long as Tenant commences the cure within the thirty (30) day period and diligently pursues the cure to completion.

Exhibit 10.36

3.Expense Recovery
. Tenant will pay all costs and expenses incurred by Owner in connection with any default (whether the default is curable or not, and prior to the cure of any curable default), including (i) all collection costs and costs of obtaining Tenant’s compliance with this Lease, including attorneys’ fees and enforcement costs; and (ii) all Owner’s other costs proximately caused by the default, excluding consequential or other indirect damages of Owner (including, without limitation, lost profits or business interruption), without waiver however of Tenant’s rights under Section 31.14). The amounts will be due and payable immediately upon notice from Owner without regard to whether the cost or expense was incurred before or after the termination of this Lease. If proceedings are brought under the Bankruptcy Code, including proceedings brought by Owner, which relate in any way to this Lease, then Tenant will pay Owner the costs incurred by Owner in connection with the proceeding (without waiver of Tenant’s rights under Section 31.14).

4.Damages
Notwithstanding termination of this Lease and reentry by Owner pursuant to Section 25.1, Owner will be entitled to recover from Tenant:
(a)Any unpaid Rent which had been earned by Owner prior to the time of termination with Default Interest accrued thereon; plus
(b)The amount by which the unpaid Rent would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided, with Default Interest accrued thereon; plus
(c)The worth at the time of an award of the amount by which the unpaid Rent for the balance of the Term (as extended, if at all prior to termination) exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided (including Default Interest accruing from the date of the award until paid), discounted at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination; plus
(d)Any other amount necessary to compensate Owner for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, including amounts due and payable pursuant to Section 25.3.

5.Non-Termination of Lease
. No act of Owner other than a written declaration of termination of Lease will serve to terminate this Lease. If there is a Curable Default and Tenant fails to cure the default within the applicable cure period or if there is a default that is not a Curable Default, Owner will, without limiting any other rights or remedies provided herein or at law, have the right to sublet or assign this Lease, continue this Lease in effect after Tenant’s breach and abandonment or surrender of possession, and recover Rent as it becomes due. Accordingly, if Owner does not elect to terminate this Lease on account of any default by Tenant, Owner may enforce all of Owner’s rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Separate actions may be maintained by Owner against Tenant from time to time to recover any damages which, at the commencement of any action, are then due and payable to Owner under this Section 25.5 without waiting until the end of the Term.

6.Reletting
. If Tenant’s right of possession has been terminated (with or without termination of this Lease), Owner may at any time, and from time to time, relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to, or more or less than the remainder of the then current Term. All rentals received by Owner from the reletting will be applied first to the payment of any amounts other than Rent due hereunder from Tenant to Owner; second, to the payment of any costs and expenses of the reletting and of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, will be held by Owner and applied in payment of future Rent as it becomes due hereunder. Tenant will pay Owner for the loss of Base Rent by a payment at the end of each month during the remaining Term representing the difference between the Base Rent which would have been paid in accordance with this Lease and the Base Rent actually derived from the Premises by Owner for the month. Upon a reletting of the Premises, Owner will not be required to pay Tenant any sums received by Owner in excess of amounts payable in accordance with this Lease. For purposes of this Section 25.6, Tenant’s right to possession will not be considered to have been terminated by Owner’s efforts to relet the Premises, by Owner’s acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Owner’s interests under this Lease. This list is merely illustrative of acts that may be performed by Owner without terminating Tenant’s right to possession.

Exhibit 10.36

7.Right of Owner to Cure Defaults
. If Tenant defaults in its obligations under this Lease, Owner may cure the default, at Tenant’s expense, and without notice, if Owner believes the default creates a risk of damage to persons or interests of others, or in any other case only upon Tenant’s failure to remedy the default within the applicable cure period, if any. Tenant will reimburse Owner for any costs incurred by Owner to cure default, together with Default Interest accrued thereon.
8.Financial Distress
.
1.Definition
. Each of the following will be a “Financial Distress Default” under this Lease unless cured within the cure periods set forth below: (a) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy; and (b) the appointment of a trustee or a receiver to take possession of all or any part of Tenant’s assets. A Financial Distress Default will be considered “Voluntary” if the action initiating the default was made by Tenant or a person or entity controlling, controlled by, or under common control with Tenant and otherwise will be considered “Involuntary”. For example, a bankruptcy filing initiated by Tenant is a Voluntary Financial Distress Default and a bankruptcy filing by creditors of Tenant will be considered an Involuntary Financial Distress Default. Tenant will immediately notify Owner upon the occurrence of any Financial Distress Default. Tenant will have sixty (60) days to cure an Involuntary Financial Distress Default under clause (a) above by having the petition dismissed. Tenant will have sixty (60) days to cure an Involuntary Financial Distress default under clause (b) above by having the trustee or receiver dismissed or otherwise regaining possession of Tenant’s assets.
2.Filing of Petition
3.. If a petition (“Petition”) is filed by or against Tenant (as either debtor or debtor-in-possession) under Title 11 of the United States Code (the “Bankruptcy Code”) and same is not dismissed within sixty (60) days thereafter:
(1)Adequate protection for Tenant’s Lease obligations accruing after filing of the Petition will be provided within fifteen (15) days after filing in the form of a deposit equal to two months Base Rent (in addition to the security deposit), to be held by the court or an escrow agent approved by Owner and the court.
(2)All amounts payable by Tenant to Owner under this Lease represent reasonable compensation for the occupancy of the Premises by Tenant.
(3)Tenant or Trustee will give Owner at least thirty (30) days written notice of any abandonment of the Premises or proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee will stipulate to entry of an order for relief from stay to permit Owner to reenter and relet the Premises.
(4)If Tenant was in default under the Lease before the filing of the Petition, whether or not Owner has given Tenant notice of that default and whether or not any cure period expired before filing the Petition, Tenant will be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.
(5)For purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults will mean cure within thirty (30) days after assumption.
(6)For the purposes of Section 365(b)(1) the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee of the Lease will require that Tenant, Trustee or the proposed assignee deposit two months Base Rent payments into an escrow fund (to be held by the court or an escrow agent approved by Owner, Tenant or Trustee, and the court) as security for future performance. In addition, if the Lease is to be assigned, adequate assurance of future performance by the proposed assignee will require that: (i) the assignee have a tangible net worth equal to eight times the annual Rent due hereunder or that the assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the above amount; (ii) assignee assume in writing all of Tenant’s obligations under the Lease.
(7)If Tenant or Trustee intends to assume and/or assign the Lease, Tenant or Trustee will provide Owner with thirty (30) days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assignment and assumption will state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Owner. Notice of a proposed sale will state: (i) the name, address, and federal tax ID numbers of the proposed assignee; (ii) the terms and conditions of the proposed assignment; and (iii) the proposed assurance of future performance.

26.OWNER
1.Definition of Owner
. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Owner under this Lease will be enforced only against Owner’s interest in the Premises (and the proceeds therefrom) and will not be enforced against Owner individually or personally, or against any of Owner Parties. The term “Owner” as used in this Lease so far as covenants or obligations on the part of Owner are concerned, will be limited to mean and include only the owner or owners

Exhibit 10.36

of the Premises or holder of the Mortgage in possession at the time in question of the Premises and in the event of any transfer or transfers of the title of the Premises, has herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically freed and relieved from and after the date of the transfer and conveyance of all personal liability with respect to respect the performance of any covenants or obligations on the part of Owner contained in this Lease thereafter to be performed. Any act which Owner is permitted to perform under this Lease may be performed at any time and from time-to-time by Owner or any person or entity designated by Owner.

2.Tenant’s Release
. Tenant and all those claiming through or under Tenant, including Tenant Parties, will store their property in and occupy the Premises solely at their own risk. Tenant hereby releases Owner Parties from all claims by Tenant or Tenant Parties, including damage to furniture, equipment, fixtures or other property, or damage to business (including business interruption), arising directly or indirectly out of or from or on account of the occupancy and use or resulting from any present or future conditions or state of repair thereof, it being agreed that Tenant will assume the risk of loss thereof (other than due to the intentional misconduct of any Owner Party).

3.Entry by Owner
. Owner and its authorized representatives will have the right upon reasonable notice (which will be not less than two (2) business days, except in the case of emergency, in which event Owner will provide reasonable notice under the circumstances apparent to Owner) to enter the Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Section 12.1, and may take any action thereon as may be necessary or appropriate for any purpose (but nothing contained in this Lease or otherwise will create or imply any duty upon the part of Owner to make any inspection or do any work), and (b) for the purpose of showing the Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No entry will constitute an eviction of Tenant but any entry will be done by Owner in any reasonable manner as to limit unreasonable disruption of Tenant’s business operation. Tenant may require that an employee of Tenant accompany Owner and its authorized representatives during any entry in the Premises and such parties shall comply with Tenant’s reasonable security requirements in connection with such entry.

4.Owner Default
. Owner will perform all of Owner’s covenants as set forth in this Lease. Owner will not be deemed to be in default under this Lease unless and until Tenant has given notice to Owner (and Lender, if any) of any default by Owner and Owner has failed to cure the default within thirty (30) days after Owner received Tenant’s notice; provided, however, that if the nature of Owner’s default is such that more than thirty (30) days are reasonably required for a cure, then Owner will not be deemed to be in default if Owner commences the cure within the original thirty (30) day period and thereafter diligently prosecutes the cure to completion. If Owner fails to cure the default stated in Tenant’s notice within the applicable cure period, Tenant may pursue any remedy now or hereafter permitted or available to Tenant under the laws of the State of Idaho (except as limited in this Lease), provided in no event will Tenant be entitled to terminate this Lease unless and until Tenant provides a second notice to Owner (and Lender, if any) of Tenant’s election to terminate the Lease if Owner fails to cure the default stated in Tenant’s second notice within an additional period of thirty (30) days after Owner received Tenant’s second notice. In no event will any of the Owner Parties be liable to Tenant, or any person or entity claiming under, by or through Tenant (including any employee, agent, subtenant, vendor, contractor or insurer), for any form of incidental or consequential damages, including any loss of use related to the Premises.

27.NOTICES
. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease will be in writing and will be deemed to have been given for all purposes if (a) provided by personal delivery; (b) sent by United States certified mail or registered, return receipt requested, postage prepaid; or (c) sent by overnight delivery using a nationally recognized overnight courier which will provide evidence of delivery upon request. The notice will be deemed delivered upon the earlier of (i) actual receipt; (ii) the date of refusal by the intended recipient to accept delivery; (iii) if sent by United States mail, three (3) days after deposit in the mail; and (iv) if sent by overnight courier, one (1) business day after deposit with the carrier. The notice address for each party is set forth in the Basic Lease Terms and may be changed by written notice to the other party. If any Lender has advised Tenant by notice in the manner aforesaid that it is the holder of a Mortgage and states in the notice its address for the receipt of notices, then simultaneously with the giving of any notice by Tenant to Owner, Tenant will send a copy of the notice to Lender in the manner aforesaid. For the purposes of this Section 27, any party may substitute its address by notice to the other party in the manner provided above. Any notice may be given on behalf of any party by its counsel.

Exhibit 10.36

28.ESTOPPEL CERTIFICATES
. Owner and Tenant will at any time and from time to time, upon not less than twenty (20) days’ prior request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth the modifications), (ii) the dates to which Base Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of the certificate no default by either Owner or Tenant exists hereunder or specifying each the default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) unless the party is a publicly traded company then in compliance with its disclosure obligations, with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of the certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any proceedings are pending or threatened to the signer’s knowledge, specifying and describing the same, and (vi) the other matters as may reasonably be requested by the party requesting the certificate. It is intended that any statements may be relied upon by Lender, the recipient of the statements or their assignees or by any prospective purchaser, assignee or subtenant of the Premises. Any failure of a party to timely deliver the statement required hereunder will constitute such party’s agreement with the matters set forth in the statement.

18.SURRENDER AND HOLDING OVER
.
1.Upon the expiration or earlier termination of this Lease, Tenant will peaceably leave and surrender the Premises to Owner with Tenants Property (and third-party personal property) removed, broom clean and in good condition as received, except for ordinary wear and tear, and damage by casualty or condemnation, with all of Tenant’s maintenance and repair obligations up to date. Owner may require Tenant to remove any Alterations made by Tenant and to restore the Premises to its prior condition, at Tenant’s expense, provided Owner has notified Tenant of such removal requirements at the time of granting consent for the Alterations. All Alterations which Owner does not require Tenant to remove will become Owner’s property and will be surrendered to Owner on termination of the Lease, except that Tenant may remove any of Tenant’s Property that can be removed without substantial irreversible damage to the Premises (which damage must be repaired by Tenant). Tenant will repair, at Tenant’s expense, any damage to the Premises caused by the removal of Tenant’s Property. Tenant will not remove any fixtures or equipment considered a part of the realty without Owner’s consent or unless required by Owner, including without limitation, any wiring; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; and floor coverings. Tenant’s data facilities will not be considered part of the realty and Owner may elect either to require Tenant to remove Tenant’s data facilities and all associated cables or wiring, or leave the same in place unless the was installed as part of Tenant’s Work, in which case it shall be considered part of the Tenant Improvements. Tenant shall have no obligation to remove the Tenant Improvements.
2.Tenant’s Property and personal property of third parties not so removed at the end of the Term or within ten (10) days after the earlier termination of the Term for any reason whatsoever will be deemed abandoned by Tenant, and Owner may thereafter cause the property to be removed from the Premises and disposed of in any manner Owner deems appropriate. The cost of removing and disposing of the property and repairing any damage to any of the Premises caused by the removal will be borne by Tenant. Owner will not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Owner as a result of the expiration or earlier termination.
3.If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, and Owner consents in writing to Tenant’s continued occupancy (which consent may be withheld in Owner’s sole discretion), then Tenant’s occupancy will be deemed to be a month to month tenancy, with Base Rent at the rate of one hundred fifty percent (150%) of the Base Rent payable during the calendar month immediately preceding the termination or expiration, and Owner or Tenant may terminate the month to month tenancy upon thirty (30) days’ notice to the other party. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if Tenant does not obtain Owner’s consent to Tenant’s continued occupancy, then Tenant will be deemed a trespasser and will be liable to Owner for (i) all damages sustained by Owner as a result thereof (provided, however, Owner agrees to notify Tenant consequential damages may arise from a holdover by Tenant, and Tenant will be liable for only those consequential damages incurred thirty (30) days after Owner’s delivery of the notice to Tenant); (ii) Base Rate at a rate of one hundred fifty percent (150%) of the Base Rent payable during the calendar month immediately preceding the termination or expiration.

30.HAZARDOUS SUBSTANCES
.
1.Tenant acknowledges that Tenant has received and reviewed environmental materials provided by Owner for the Premises, which materials are made available to Tenant for information purposes only and without any representation or warranty by Owner with respect thereto (express or implied), and conducted all environmental surveys

Exhibit 10.36

and inspections as Tenant desires, and found the environmental condition of the Premises to be safe and suitable for all for all of Tenant’s intended uses. If Tenant has any concerns about the environmental condition of the Premises (or any other condition of the Premises) for a particular use, Tenant will not use the Premises for the use.
2.Tenant agrees that it will not on, about, or under the Premises, make, release, treat or dispose of any “hazardous substances” as that term is defined in the Comprehensive Environmental Response Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. § 9601 et seq. (the “Act”); but the foregoing will not prevent the use of any hazardous substances in accordance with applicable laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local laws, rules or regulations governing “Hazardous Materials”. “Hazardous Materials” as used herein means all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under any federal, state or local statutes. Tenant agrees that it will not store combustible or flammable materials on the Premises in violation of the Act or any other federal, state or local laws, rules or regulations governing Hazardous Materials.
3.To the extent required by the Act and/or any federal, state or local laws, rules or regulations governing Hazardous Materials, Tenant will remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) hereafter existing on the Premises that is arising out of or in any manner connected with Tenant’s occupancy of the Premises during the Term. In addition to, and without limiting any other provision of this Lease, Tenant will and hereby does agree to defend, indemnify and hold Lender and Owner, their officers, directors, shareholders, partners, beneficial owners, trustees, members and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys’ fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental law with respect to the Premises or Tenant’s or any other person’s or entity’s prior ownership of the Premises; (ii) the “release” or “threatened release” of or failure to remove, as required by this Section 30, “hazardous substances” (as defined in the Act) and Hazardous Materials (as defined above) at or from the Premises or any portion or portions thereof, including any past or current release and any release or threatened release during the Initial Term and any extension or Renewal Term whether or not arising out of or in any manner connected with Tenant’s occupancy of the Premises during the initial term or any extension or Renewal Term.

31.MISCELLANEOUS PROVISIONS

1.
. Within twenty (20) days after request from Owner, but not more than one time in any calendar year, Tenant will provide Owner with the then current financial statement for Tenant, which financial statement must be in a form that is reasonably acceptable to Owner. If the financial statement is confidential, it will remain confidential, subject to review by potential purchasers and lenders, who would be instructed to maintain confidentiality. This Section will not apply to Tenant during any period in which Tenant is a publicly traded company.

2.
.Owner and Tenant will each make reasonable efforts to mitigate the loss or damage occasioned by a default of the other party, provided that the obligation to mitigate will not relieve the defaulting party of the applicable burden of proof or otherwise affect the rights and remedies available to the non-defaulting party in the event of a default or otherwise allowed by law or equity.

3.Authority
. If Tenant is an entity rather than a person, each individual executing this Lease on behalf of that entity or its constituents represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of that entity. If Owner is an entity rather than a person, each individual executing this Lease on behalf of that entity or its constituents represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of that entity.

4.Independent Obligations

Exhibit 10.36

. Each and every covenant and agreement contained in this Lease is, and will be construed to be, a separate and independent covenant and agreement, and the breach of any covenant or agreement by Owner will not discharge or relieve Tenant from its obligation to perform the same.

5.No Waiver or Accord
. Failure of Owner or Tenant to insist, in any one or more instances, upon strict performance of any term of this Lease, or to exercise any election herein contained, will not be construed as a waiver or a relinquishment, but the same will continue and remain in full force and effect. No party will be deemed to have waived any provision of this Lease unless expressed in writing and signed. Tenant specifically acknowledges that, where Tenant has received a notice of default (whether monetary or non-monetary), no acceptance by Owner of Rent (other than Owner’s acceptance of full payment of all delinquent Rent) will be deemed a waiver of the default, and no acceptance by Owner of less than all delinquent Rent will be deemed to waive or cure any Rent default. Owner may, in its sole discretion, after receipt of partial payment of Rent, continue any pending action to collect the full amount of Rent due. The default will not be cured until Tenant pays the full amount due (in good funds). Payment by Tenant or receipt by Owner of a lesser amount than the Rent and other charges stipulated herein will be deemed to be on account of the earliest stipulated Rent or other charges. No endorsement or statement on any check or any letter accompanying any payment will be deemed an accord and satisfaction, and Owner’s acceptance of the check or payment will be without prejudice to Owner’s right to recover the balance of the amount due or pursue any other remedy to which it is entitled.

6.Entire Agreement; Amendment; Severability
. This Lease supersedes all prior and contemporaneous understandings and agreements; the provisions of this Lease are intended as the final expression of the parties’ agreement; this Lease constitutes the complete and exclusive statement of its terms; and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein will be of any force or effect. No provisions of this Lease may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Owner and Tenant, or their respective successors in interest, concurrently with or subsequent to the date of this Lease. Tenant acknowledges that neither Owner nor anyone representing Owner has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances will to any extent be invalid and unenforceable, the remainder of this Lease, or the application of the term or provision to person or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term and provision of this Lease will be valid and will be enforced to the extent permitted by law.

7.Remedies Cumulative
. No right or remedy conferred upon or reserved to Owner or Tenant in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy will be cumulative and in addition to any other right or remedy contained in this Lease.

8.Injunctive Relief
. In addition to the other remedies provided in this Lease, Owner and Tenant will be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

9.Force Majeure
. Except as specifically provided otherwise herein, time periods for Owner’s or Tenant’s performance under any provisions of this Lease (except for the payment of money) will be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including strikes, embargoes, governmental regulations, inclement weather and other acts of God, war or other strife and no delay in performance will constitute an actual or constructive eviction or entitle Tenant to any abatement of Rent.

Exhibit 10.36

10.Successors and Assigns
. This Lease binds any party who legally acquires any rights or interest in this Lease from Owner or Tenant. However, Owner will have no obligations to Tenant’s successor unless the successor acquired its rights in accordance with the terms of this Lease, including obtaining Owner’s consent, if required under this Lease, to the Transfer by which such successor acquired its interest.

11.Consents
. Unless the same is determined by a court of competent jurisdiction to have been in bad faith, Owner and Tenant hereby waive any claim against the other party for money damages by reason of Owner’s or Tenant’s refusal, withholding or delaying its consent, approval or statement of satisfaction of any matter under this Lease, and in that event, affected party’s only remedies will be an action for specific performance, injunction or declaratory judgment, to enforce any right to the consent. Owner and Tenant agree to exercise their rights and perform their obligations under this Lease reasonably and in good faith. Whenever the consent or approval of Owner or Tenant is required under the terms of this Lease, or Owner’s or Tenant’s consent or approval is otherwise requested by the other party, or where Owner or Tenant is given the right to exercise discretion with respect to a matter concerning the other party, then the applicable consent or approval must not be unreasonably withheld, exercised, or delayed, unless this Lease expressly provided that the party may withhold its consent or approval in the party’s sole discretion or sole judgment. Nothing contained in this Lease will limit the right of each party to exercise its business judgment, or act in a subjective manner, with respect to any matter as to which the party has the right to consent, approve, or act, in its sole discretion or sole judgment, whether “objectively” reasonable under the circumstances, and any exercise will not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be part of this Lease.

12.No Reservation/Counterparts
. The submission of this Lease for examination, or for execution by Tenant, does not constitute a reservation or option to lease the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Owner and Tenant. This Lease may be executed in counterparts and when all counterparts are executed, the counterparts will constitute a single binding instrument

13.Choice of Law and Venue
. This Lease will be governed by the laws of the State of Idaho. Further, the parties agree that because the Premises and the subject of this Lease relate to real property located in Ada County, Idaho, venue will be proper in Ada County, Idaho. Owner and Tenant each unconditionally waive any right to a jury trial.

14.Costs and Attorneys’ Fees
. In the event of litigation between the parties hereto, declaratory or otherwise to enforce, interpret or seek redress of a breach of this Lease, the non-prevailing party will pay the costs thereof and attorneys’ fees actually incurred by the prevailing party, in the suit, at trial and on appeal. The prevailing party will be the party who is determined by the presiding authority to have substantially prevailed as to its central claim. In addition, if Owner engages counsel to enforce the terms of this Lease, including for the purpose of preparing a delinquency notice, Tenant will be required to reimburse Owner for all costs incurred before the subject default is considered cured.

15.Interpretation
. The captions of sections or subsections of this Lease are to assist the parties in reading this Lease and are not a part of the terms and provisions of this Lease. Whenever required by the context of this Lease, the singular will include the plural and the plural will include the singular. The words “will”, “shall” and “must” have the same meaning. The word “including” will be construed without limitation. The masculine, feminine and neuter genders will each include the other. The term “obligation” means “obligation, duty, agreement, liability, covenant or condition.” Business days refer to days that are not Saturdays, Sundays, federal banking holidays or holidays identified in Idaho Code Section 73-108. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” will include Tenant’s agents, employees, contractors, invitees and licenses, and any other person or entity using the Premises with Tenant’s expressed or implied permission. Any indemnification obligation contained in this Agreement for the benefit of a party will extend to such party’s members, managers, officers, employees, and agents and to the officers, employees, and agents of any such members and managers.

Exhibit 10.36

16.No Recordation
. Neither this Lease, nor any memorandum hereof, will be recorded. Owner may require that any subordination, non-disturbance and attornment agreement be recorded.

17.Survival
. The obligations of each party applicable to time periods prior to the termination or expiration of this Lease will survive termination or expiration of this Lease, including Owner’s right to indemnification and defense from claims arising from matters occurring prior to termination even though the claim is asserted against Owner after termination, and payment of amounts not finally calculated by the expiration/termination date.

18.Brokers
. Except as specified in the Basic Lease Terms, Owner and Tenant represent and warrant to each other that the party has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and each party will indemnify and defend the other against any claims for any commission arising out of agreements made or alleged to have been made by or on behalf of the indemnifying party. If any new leases, modifications or other agreements are made between Owner and Tenant, Owner will not have any obligation to pay any brokerage or finders’ fees to persons engaged by Tenant absent Owner’s express written agreement to do so. Owner shall be responsible for payment of all commissions owed to the brokers specified in the Basic Lease Terms pursuant to separate agreement with such brokers.

32.USA PATRIOT ACT AND ANTI-TERRORISM LAWS
.
1.Each of Owner and Tenant represents and warrants to, and covenants with, the other that neither it, nor any of its respective constituent owners or affiliates currently are, or will be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).
2.Each of Owner and Tenant covenants with the other that neither it nor any of its respective constituent owners or affiliates is or will be during the Term hereof a “Prohibited Person,” meaning: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Owner is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of the list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.
3.At any time and from time-to-time during the Term (not more frequently than annually), each party will deliver to the other, within ten (10) business days after receipt of a request therefore, a written certification or any other evidence reasonably acceptable to the requesting party evidencing and confirming the other party’s compliance with this Section.

Signatures Appear on Following Pages

Exhibit 10.36

DATED effective as of the Effective Date.

OWNER:
AMERI SHORE LLC, an Idaho limited liability company

By:     /s/ John Munding
Name:    John Munding
Title:    Manager
Date: November 14, 2019
TENANT:
TANDEM DIABETES CARE, INC., a Delaware corporation

By:    /s/ David B. Berger
Name:    David B. Berger
Its:    EVP, Chief Legal & Compliance Officer
Date: November 13, 2019

Exhibit 10.36

EXHIBIT A

LEGAL DESCRIPTION OF OWNER’S LAND
PARCEL A-I:

PARCEL A OF RECORD OF SURVEY NO. 8903 RECORDED JANUARY 19, 2011 AS INSTRUMENT NO. 111006282, ADA COUNTY RECORDS, BEING A TRACT OF LAND SITUATED IN A PORTION OF THE NORTHEAST ONE QUARTER OF SECTION 9, TOWNSHIP 3 NORTH, RANGE 2 EAST, BOISE MERIDIAN, ADA COUNTY, IDAHO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 9, BEING
NORTH 00º30’54” EAST A DISTANCE OF 2,654.95 FEET FROM THE EAST ONE QUARTER CORNER OF SAID SECTION 9, THENCE
SOUTH 35º23’25” WEST A DISTANCE OF 1,484.35 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF SPA STREET AND THE NORTHERLY RIGHT-OF-WAY LINE OF 14TH STREET; THENCE FOLLOWING SAID NORTHERLY RIGHT-OF-WAY LINE,
SOUTH 64º43’53” WEST A DISTANCE OF 616.30 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF SHORELINE DRIVE; THENCE LEAVING SAID NORTHERLY RIGHT-OF-WAY LINE AND FOLLOWING SAID EASTERLY RIGHT-OF-WAY LINE,
NORTH 25º11’42” WEST A DISTANCE OF 271.45 FEET; THENCE FOLLOWING SAID EASTERLY RIGHT-OF-WAY LINE,
NORTH 17º14’46” WEST A DISTANCE OF 144.63 FEET; THENCE FOLLOWING SAID EASTERLY RIGHT-OF-WAY LINE,
NORTH 25º11’42” WEST A DISTANCE OF 46.82 FEET TO THE POINT OF BEGINNING. THENCE FOLLOWING SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 25º11’42” WEST A DISTANCE OF 12.00 FEET; THENCE LEAVING SAID EASTERLY RIGHT-OF-WAY LINE,
NORTH 64º43’53” EAST A DISTANCE OF 239.25 FEET; THENCE
NORTH 25º11’42” WEST A DISTANCE OF 145.20 FEET; THENCE
SOUTH 64º43’53” WEST A DISTANCE OF 52.00 FEET; THENCE
NORTH 25º11’42” WEST A DISTANCE OF 59.18 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF AMERICANA BOULEVARD; THENCE FOLLOWING SAID SOUTHERLY RIGHT-OF-WAY LINE 65.68 FEET ALONG A CIRCULAR CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 1,362.91 FEET, A CENTRAL ANGLE OF 02º45’40”, A CHORD BEARING OF NORTH 63º15’22” EAST AND A CHORD DISTANCE OF 65.67 FEET; THENCE FOLLOWING SAID SOUTHERLY RIGHT-OF-WAY LINE,
NORTH 64º38’11” EAST A DISTANCE OF 97.82 FEET; THENCE LEAVING SAID SOUTHERLY RIGHT-OF-WAY LINE AND FOLLOWING THE SOUTHERLY RIGHT-OF-WAY LINE OF 15TH STREET 273.34 FEET ALONG A CIRCULAR CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 448.10 FEET, A CENTRAL ANGLE OF 34º57’00”, A CHORD BEARING OF SOUTH 85º43’23” EAST AND A CHORD DISTANCE OF 269.12 FEET; THENCE FOLLOWING SAID SOUTHERLY RIGHT-OF-WAY LINE OF 16.05 FEET ALONG A CIRCULAR CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 442.47 FEET, A CENTRAL ANGLE OF 02º04’42”, A CHORD BEARING OF SOUTH 66º29’41” EAST AND A CHORD DISTANCE OF 16.05 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF SPA STREET; THENCE LEAVING SAID SOUTHERLY RIGHT-OF-WAY LINE AND FOLLOWING SAID WESTERLY RIGHT-OF-WAY LINE,
SOUTH 25º16’07” EAST A DISTANCE OF 190.14 FEET; THENCE LEAVING SAID WESTERLY RIGHT-OF-WAY LINE,
SOUTH 64º43’53” WEST A DISTANCE OF 143.01 FEET; THENCE
NORTH 25º11’42” WEST A DISTANCE OF 116.69 FEET; THENCE
SOUTH 64º43’53” WEST A DISTANCE OF 79.60 FEET; THENCE
NORTH 25º11’42” WEST A DISTANCE OF 128.29 FEET; THENCE
SOUTH 64º43’53” WEST A DISTANCE OF 119.00 FEET; THENCE
SOUTH 25º11’42” EAST A DISTANCE OF 128.29 FEET; THENCE
SOUTH 64º43’53” WEST A DISTANCE OF 254.24 FEET TO THE POINT OF BEGINNING.

PARCEL A-II:

Exhibit 10.36

EASEMENT RIGHTS AS CONTAINED IN CROSS EASEMENT AGREEMENT, RECORDED MARCH 2, 1993, AS INSTRUMENT NO. 9315178, RECORDS OF ADA COUNTY, IDAHO.

Parcel C-I:

A parcel of land situated in the Northeast Quarter of Section 9, Township 3 North, Range 2 East, Boise Meridian, Ada County, Idaho, as shown on Record of Survey
No. 1016 filed as Instrument No. 8700968 and on Record of Survey No. 2371 filed as Instrument No. 9309431 both filed for record in the office of the Ada County
Recorder, more particularly described as follows:

Commencing at a point on the Southerly right of way line of Americana Drive and the former Easterly right of way line of Shoreline Drive said point also being the most Westerly corner of that tract of land conveyed as Instrument No. 8635047, as filed for record in the offices of the Ada County Recorder; thence along the said former Easterly right of way line of Shoreline Drive, South 25°27’35” East a distance of 380.03 feet to an iron pin on the existing Easterly right of way line of Shoreline Drive as shown on the right of way plans for State of Idaho Project No. DE-0083 (804), which point is the POINT OF BEGINNING;
thence leaving said former Easterly right of way line and along the existing Easterly right of way line of Shoreline Drive,
North 17°30’39” West a distance of 144.63 feet to an iron pin; thence continuing
North 25°27’35” West a distance of 46.82 feet to an iron pin; thence leaving the said existing Easterly right of way line,
North 64°28’00” East a distance of 254.25 feet to an iron pin; thence
North 25°27’35” West a distance of 128.29 feet to an iron pin; thence
North 64°28’00” East a distance of 119.00 feet to an iron pin; thence
South 25°27’35” East a distance of 128.29 feet to an iron pin; thence
North 64°28’00” East a distance of 79.60 feet to an iron pin; thence
South 25°27’35” East a distance of 116.69 feet to an iron pin; thence
North 64°28’00” East a distance of 143.01 feet to an iron pin on the Easterly boundary of said Instrument No. 8635047; thence along the Easterly boundary of said Instrument No. 8635047,
South 25°32’00” East a distance of 344.79 feet to an iron pin on the Northerly right of way line of 14th Street; thence along the said Northerly right of way line of 14th Street,
South 64°28’00” West a distance of 616.30 feet to an iron pin on the said existing Easterly right of way line of Shoreline Drive; thence along the said existing Easterly right of way line of Shoreline Drive,
North 25°27’35” West a distance of 271.45 feet to the POINT OF BEGINNING.

Parcel C-II:

An Easement for Ingress and Egress, as established by Cross Easement recorded under Instrument No. 9315178, over the following described property:

A strip of land 24.00 feet in width situated in the Northeast Quarter of Section 9, Township 3 North, Range 2 East, Boise Meridian, Ada County, Idaho as shown on
Record of Survey No. 2374, filed as Instrument No. 9309432, in the Offices of the Ada County Recorder, the centerline of which is described as follows:

Commencing at a point on the Easterly right-of-way of Shoreline Drive at Station 29+93.76 as shown on the right-of-way plans for State of Idaho Project No.
DE-0083 (804), said point is marked by a brass cap; thence along the said Easterly right-of-way line of Shoreline Drive,
South 25°27’35” East 157.42 feet to the POINT OF BEGINNING; thence leaving said right-of-way line and along the centerline of said strip of land
North 64°28’00” East 35.00 feet to a point hereinafter referred to as point “E”; thence continuing
North 64°28’00” East 152.25 feet to a point hereinafter referred to as point “A”; thence
North 25°27’35” West 151.20 feet to a point hereinafter referred to as point “B”; thence
North 64°28’00” East 64.00 feet to a point hereinafter referred to as point “C”; thence
North 64°28’00” East 122.00 feet to a point hereinafter referred to as point “D”; thence
North 64°28’00” East 20.31 feet to a point; thence

Exhibit 10.36

North 06°52’57” West 41.37 feet to a point on the Southerly right-of-way line of the 15th Street Connector, the POINT OF ENDING; said strip of land is 24.00 feet wide (12.00 feet each side of centerline).

ALSO

A strip of land 24.00 feet in width, 12.00 feet each side of the following described centerline
BEGINNING at point “A” as heretofore described; thence
North 64°28’00”East 198.00 feet to the POINT OF ENDING.

ALSO

A strip of land 24.00 feet in width, 12.00 feet each side of the following described centerline
BEGINNING at point “B” as heretofore described; thence
North 25°27’35” West 53.18 feet to a point on the Southerly right-of-way of Americana Blvd, the POINT OF ENDING.

ALSO

A strip of land 24.00 feet in width, 12.00 feet on each side of the following described centerline
BEGINNING at point “C” as heretofore described; thence
South 25°27’35” East 151.20 feet to the POINT OF ENDING.

ALSO

A strip of land 24.00 feet in width, 12.00 feet each side of the following described centerline
BEGINNING at point “D” as heretofore described; thence
South 25°27’35” East 151.20 feet to the POINT OF ENDING.

Exhibit 10.36

EXHIBIT B

GRAPHIC DEPICTION OF THE leased land
The “Leased Land” is depicted in the illustration below, and is comprised of (1) the land within the red boundary; (2) an easement over the existing drive isle in the blue area depicted for access to parking on the Leased Land.

The “Leased Land” is subject to (and benefits from) the easements thereon or appurtenant thereto, including the ingress-egress easements identified in the depiction below (e.g., the 24’ wide ingress-egress easement); provided, however, the Leased does not include the right to use the 24’ wide ingress-egress easement north of the Leased Land (i.e., the portions for access to Americana) unless Owner relocates Tenant’s parking to the North Parking Area.
The “Leased Land” includes the obligation to maintain the landscaping in the public right-of-way adjacent to the Leased Land, and the legal obligations of landowners with respect to adjacent right-of-way (i.e., the removal of snow from sidewalks).
The “North Parking Area” is the portion of Owner’s Land that is not part of the Leased Land, and is depicted in green outline in the illustration below.

B- 1

Exhibit 10.36

EXHIBIT C

Real property tax allocation map
(see Section 2, definition of “Taxes”)

C- 1

Exhibit 10.36

EXHIBIT D
Tenant IMPROVEMENTS
D.1    AS-IS

As set forth in Section 4 of the Lease, Tenant accepts the Premises in “AS IS” condition as of the Effective Date, subject to only to Owner’s completion of Owner’s Work.

D.2     NOT USED

D.3    TENANT IMPROVEMENTS

“Tenant Improvements” means all work of any kind which will be necessary to complete the Premises to a finished condition desired by Tenant other than Owner’s Work. All Tenant Improvements be performed in accordance with the provisions of this Exhibit D. Tenant will perform or cause to be performed Tenant Improvements at Tenant’s expense, subject only to Owner’s payment of the TI Allowance as provided Section 7.2 of this Lease and all amounts due for Code Upgrades (as defined below) which are Owner’s responsibility under Section D.5.4.2 of this Exhibit D.

D.4    OWNER’S APPROVALS

4.1    Owner approvals identified in this Exhibit D will be made in Owner’s reasonable business judgment, which approvals will not be unreasonably withheld, conditioned or delayed. If any item requiring Owner’s approval is timely disapproved by Owner, the procedure for preparation of the document and approval thereof will be repeated until the document is approved by Owner (subject to any additional rights or remedies provided herein).

4.2    Owner acknowledges that Tenant intends to use the Premises for general office and call center uses. Owner agrees that Owner will not disapprove Tenant’s design or construction of the Tenant Improvements that are ordinary or customary tenant improvements for general office and call center users, unless the Tenant Improvements (a) materially modify the exterior appearance of the Building; (b) materially modify the Building’s structure, roof structure, roof membrane or major rooftop HVAC equipment as they exist on the date of this Lease (the “Structural Elements”); or (c) fail to comply with applicable Legal Requirements. Owner further agrees that Owner will not unreasonably disapprove material modifications to the exterior appearance of the Building or the Structural Elements, and if the event of Owner’s disapproval, Owner will notify Tenant of the reasons for disapproval and promptly work with Tenant to endeavor to resolve the reasons for disapproval.

D.5    DESIGN APPROVAL PROCEDURE

5.1    Selection of Tenant’s Design Team. Tenant will retain architects and engineers registered to practice in the State of Idaho to prepare the Preliminary Drawings and Final Working Drawings (as the terms are defined below), which architects and engineers will be subject to Owner’s approval. Tenant is solely responsible for the payment of all of Tenant’s architects, engineers and sign designers.

5.2    Preparation of Preliminary Drawings

5.2.1    As promptly as practical after the Effective Date of the Lease, Tenant will submit to Owner a complete set of schematic design documents showing intended design character and finishes of the Premises (“Preliminary Drawings”). Preliminary Drawings must include, at a minimum (a) preliminary elevations and sections showing any changes to the exterior of the Building; (b) preliminary floor plans and reflected ceiling plans indicating interior design concept; (c) typical interior elevations; and (d) preliminary finish schedule including all colors and materials to be used.

5.2.2    Within five (5) business days after receipt of the Preliminary Drawings (provided, however, Owner will have an additional five (5) business days by notice thereof to Tenant prior to the expiration of the original 5-day period), Owner will return to Tenant one set of the Preliminary Drawings with Owner’s approval, or with Owner’s required conditions or modifications for Tenant to achieve Owner’s approval (the “Approval Conditions”). If Tenant wishes to take exception to any Approval Conditions, Tenant may do so only by notice received by Owner within ten (10) business days from the date of receipt by Tenant of the Approval Conditions. Unless exception is so taken, it will be deemed that all Approval Conditions are acceptable to and approved by Tenant.

Exhibit 10.36

5.2.3    If Tenant does not take (or is deemed not to have taken) exception to the Approval Conditions, then Tenant must revise and resubmit the Preliminary Drawings to Owner for approval as soon as practical, but in any event within thirty (30) days after Tenant’s receipt of the Approval Conditions.

5.2.4    If Tenant timely takes exception to the Approval Conditions, Owner and Tenant will work together in good faith to resolve the Tenant’s exceptions on terms mutually acceptable to Owner and Tenant. Either Owner or Tenant may terminate this Lease at any time notice to the other party if Owner and Tenant are not able to resolve Tenant’s exceptions. If Owner and Tenant come to agreement on the Approval Conditions, then Tenant must revise and resubmit the Preliminary Drawings to Owner for approval as soon as practical, but in any event within thirty (30) days after such agreement on the Approval Conditions.

5.3    Final Working Drawings

5.3.1    Tenant’s architect and engineers will prepare a set of final working drawings (the “Final Working Drawings”) that will substantially adhere to the Preliminary Drawings as approved by Owner. Final Working Drawings must be in both paper and electronic format (.pdf and .dwg) and must include, at a minimum: (a) final elevations and sections detailing any modifications to the exterior of the Building; (b) final floor plans and reflected ceiling plans indicating all work in the Building; (c) interior elevations, sections and details sufficient for construction; and (d) final finish schedule including all colors and materials to be used; (e) samples and color chips of the actual materials or charts firmly attached to illustration boards and clearly labeled; and (f) specifications not shown on drawings (which should be submitted on 8 ½” x 11” paper).

5.3.2    The Final Working Drawings must be submitted to Owner’s representative for approval within forty-five (45) days after Owner’s approval of the Preliminary Drawings.

5.3.3    Concurrently with Tenant’s submission of the Final Working Drawings to Owner, Tenant will provide Owner with a comprehensive list of any Code Upgrades (defined in Section 5.4.2 of this Exhibit) below that Tenant believes to be Owner’s responsibility, along with a reasonable explanation of why each identified Code Upgrade is needed and why the Code Upgrade is Owner’s responsibility (“Upgrade List”), and a cost proposal from Contractor for the performance of each of the Code Upgrade, which cost proposal must be limited to the incremental cost to perform the Code Upgrades during Contractor’s construction of the Tenant Improvements (the “Upgrade Cost Proposal”).

5.3.4    Within five (5) business days after receipt of the Final Working Drawings ((provided, however, Owner will have an additional five (5) business days by notice thereof to Tenant prior to the expiration of the original 5-day period)), Owner will return one set of the Final Work Drawings, the Upgrade List and Upgrade Cost Proposal to Tenant with Owner’s approval, or with Owner’s required conditions or modifications for Tenant to achieve Owner’s approval (the “Approval Conditions”). If Tenant wishes to take exception to any Approval Conditions, Tenant may do so only by notice received by Owner within ten (10) business days from the date of receipt by Tenant of the Approval Conditions. Unless exception is so taken, it will be deemed that all Approval Conditions are acceptable to and approved by Tenant.

5.3.4    If Tenant does not take (or is deemed not to have taken) exception to the Approval Conditions, then Tenant must revise and resubmit the Final Working Drawings, Upgrade List and Upgrade Cost Proposal to Owner for approval as soon as practical, but in any event within thirty (30) days after Tenant’s receipt of the Approval Conditions.

5.3.5    If Tenant properly takes exception to the Approval Conditions, then Owner and Tenant will work together in good faith to resolve the Tenant’s exceptions on terms mutually acceptable to Owner and Tenant. Either Owner or Tenant may terminate this Lease at any time by notice to the other party if Owner and Tenant are not able to resolve Tenant’s exceptions. If Owner and Tenant come to agreement on the Approval Conditions, then Tenant must revise and resubmit the Final Working Drawings, Upgrade List and Upgrade Cost Proposal to Owner for approval as soon as practical, but in any event within thirty (30) days after such agreement on the Approval Conditions.

5.4    Legal Compliance.

5.4.1    Owner review of any documents from Tenant will not involve the review of Tenant’s drawings for compliance with the Legal Requirements, or any representation or warranty that Tenant’s documents are accurate, complete or suitable. Tenant is responsible for ensuring that the Final Working Drawings comply with all Legal Requirements and that the Final Working Drawings are accurate, complete and suitable for Tenant’s purposes. Owner agrees to execute affidavits of legal interest as necessary for Tenant to secure any permits or approvals for approved Alterations from any governmental authority having jurisdiction; provided, however, Tenant is responsible for securing and paying for all fees and expenses related to the Tenant Improvements, including any plan review fees, building permit fees and impact fees. Tenant at all times will maintain at

Exhibit 10.36

the Premises the Final Working Drawings as approved by the local governing agencies and Owner, and all inspection reports with respect to the Tenant Improvements. All Tenant Improvements must be performed in a good and workmanlike manner, and in conformity with all Legal Requirements.

5.4.2    The Tenant Improvements must include any modifications or upgrades to the Building that are necessary for the Premises to comply with the applicable requirements of the Americans With Disabilities Act (ADA), building codes and life safety codes (collectively, the “Code Upgrades”). Owner will pay for the Code Upgrades (if any) that would be required to occupy the Building for general office uses if no Tenant Improvements are performed, and Tenant will be responsible for the cost of any Code Upgrades that are a result of (or made necessary by) the Tenant Improvements or Tenant’s occupancy. Owner will pay for Code Upgrades that are Owner’s responsibility in accordance with the Upgrade List and Upgrade Cost Proposal approved by Owner, Tenant will invoice Owner for the same concurrently with Tenant’s invoice to Owner for the TI Allowance pursuant to Section 7.2, and Owner will pay the same to Tenant within ten (10) days after Owner’s receipt of Tenant’s invoice.

5.5    Changes to Final Working Drawings. All construction on the Premises must conform to the Final Working Drawings. No material changes, modifications or alterations to the Final Working Drawings may be made without Owner’s prior consent. If Tenant desires to make any material changes to the Final Working Drawings, Tenant will first submit to Owner documents (the “Change Order Documents”) indicating such requested changes (which documents may be in the same form as change requests documents to be submitted to the applicable building permit authority). Within five (5) days after receipt of the Change Order Documents(provided, however, Owner will have an additional five (5) business days by notice thereof to Tenant prior to the expiration of the original 5-day period), Owner will return to Tenant the Change Order Documents with an approval or any conditions or required modifications. If Tenant wishes to take exception to any conditions or required modifications, Tenant may do so only by notice received by Owner within ten (10) business days from the date of receipt of Owner’s conditions or required modifications. Unless exception is so taken, all of Owner’s conditions and required modifications will be deemed to be accepted by Tenant. If the Change Order Documents are returned to Tenant with conditions or required modifications and Tenant does not take exception to the comments as provided above, the Change Order Documents must be revised and resubmitted for approval within fifteen (15) days of their receipt by Tenant If Tenant properly takes exception to any conditions or required modifications as provided above, Owner and Tenant will promptly work together in good faith to discuss Tenant’s objections with Tenant and to achieve Change Order Documents that are reasonably acceptable to Owner and Tenant.

D.6    CONSTRUCTION OF TENANT IMPROVEMENTS

6.1    General Contractor. The Tenant Improvements must be performed by a single general contractor engaged by Tenant (“Contractor”) that is approved by Owner. Owner must approve Tenant’s construction contract with Contractor for the Tenant Improvements (the “Construction Contract”). Tenant may not materially modify the Construction Contract without Owner’s prior approval. Owner must be a third-party beneficiary of all of Contractor’s obligations to Tenant under the Construction Contract with respect to the Tenant Improvements. Tenant and Contractor will be responsible for ensuring that all construction activities on the Premises will comply with this Lease. Prior to commencing Owner’s Work, Contractor must execute an instrument in favor of Owner, in a form and substance reasonably acceptable to Owner, whereby Contractor acknowledges and agrees that (a) the Tenant Improvements is being performed for the benefit of Tenant, not Owner; (b) that Contractor’s lien rights extend only to Tenant’s leasehold interest in the Premises, and not Owner’s fee simple interest in the Premises; and (c) Contractor will indemnity, defend and hold Owner harmless from any claim of lien against Owner’s fee simple estate related to the Tenant Improvements that arises by, through or under Contractor (the “Direct Agreement”).

6.2    Commencement of Construction. Tenant agrees to commence construction of the Tenant Improvements in accordance with the construction schedule under the Construction Contract after (a) Owner’s approval of the Final Working Drawings; (b) Owner’s authorization for Tenant to commence Tenant Improvements; and (c) Tenant’s acquisition of all permits and approvals required for the Tenant Improvements. Owner’s approval of the Construction Contract and Contractor’s execution and delivery of the Direct Agreement to Owner, and thereafter Tenant will diligently carry such construction to completion in accordance with the terms of the Lease. Tenant may commence construction of the Tenant Improvements prior to the Delivery Date provided that such construction activities do not unreasonably interfere with Owner’s Work.

6.3    General Requirements

6.3.1    The Tenant Improvements must be performed in all respects in compliance with the applicable Legal Requirements, the Final Working Drawings and any permits or approvals for the Tenant Improvements including, but not limited to, building permits and conditional use permits.

Exhibit 10.36

6.3.2    Tenant pay for all utility services related to the Tenant Improvements.

6.3.3    Tenant acknowledges that the Tenant Improvements will be subject to Owner’s review and approval for the purpose of determining Tenant’s substantial compliance with the Final Working Drawings, the Legal Requirements and any permits or approvals for the Tenant Improvements.

6.3.5    Tenant will stage its construction equipment and materials only in the staging area designated for such purpose by Owner, and Owner agrees to designate the stating area as close to the Building as reasonably practicable.

6.3.6    Tenant will cause Contractor to maintain the Premises in a clean condition and to provide daily removal, cleanup and proper disposal of all trash, rubbish, refuse and construction debris and spoils generated by Contractor in dumpsters and other appropriate facilities. Tenant and Contractor will be responsible for providing adequate dumpster(s) for such purpose (to be located only in areas designated by Owner). Tenant will contract with a disposal company to provide regular removal of its rubbish, trash and construction debris deposited in such dumpster.

6.3.7    Tenant and Contractor will be responsible for any and all damage done to the Premises related to the Tenant Improvements. If such damage is not repaired following notice from Owner to Tenant, Tenant agrees to promptly reimburse Owner for all costs incurred by Owner to repair (including re-patching and repainting) any and all damage done by the performance of the Tenant Improvements upon receipt of an invoice reasonably detailing such costs.

6.3.8    Tenant and Contractor will be responsible for providing all security deemed necessary by Tenant to protect the Tenant Improvements, including furniture, fixtures and inventory, during the conduct of the Tenant Improvements. Owner will not be responsible for any such security or protection.

6.3.9    To the fullest extent permitted by law, Contractor must indemnify, defend and hold harmless Owner Parties from and against claims, damages, losses and expenses (including attorneys’ fees) arising out of or resulting from performance of the Work, provided that the claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Tenant Improvements themselves), but only to the extent caused by the negligent acts or omissions of Contractor, a subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable.

6.4    Insurance

6.4.1    Contractor must maintain the same insurance as required of Tenant under the Lease.

6.4.2    Any vendor, contractor or service provider that enters the Premises at the request of Tenant or Contractor must maintain commercial general liability, business automobile and workmen’s compensation insurance in accordance with Tenant’s or Contractors (as applicable) usual requirements; provided, however, all such policies must name Owner Parties as additional insured and must waive any rights of subrogation or recovery against Owner Parties.

6.4.2    Tenant will carry a builders-risk “all risk” casualty insurance policy in an amount of the replacement value of the entire Building and the Tenant Improvements on a replacement cost basis without optional deductibles, and such policy must name Owner Parties as additional insured (or loss payee, where appropriate) and must waiving any rights of subrogation or recovery against Owner Parties.

6.5    As-Built Final Working Drawings At the conclusion of construction, Tenant will cause Tenant’s architect, engineers and Contractor to update the Final Working Drawings as necessary to effect reflect all changes made during the course of construction. Tenant must to deliver to Owner such record set of drawings (in .pdf and .dwg format) within ninety (90) days following the Term Commencement Date for the Premises. Owner will pay the reasonable costs of including the Code Upgrades in the as-built Final Working Drawings within fifteen (15) days after Tenant’s presentation of an invoice for such costs, with reasonable backup of documentation evidencing the costs.

Exhibit 10.36

EXHIBIT E

base rent schedule

Lease Year	Monthly Base Rent	Base Rent PSF
1	$90,620.00	$11.50
2	$92,885.5	$11.79
3	$95,207.64	$12.08
4	$97,587.83	$12.38
5	$100,027.52	$12.69
6	$102,528.21	$13.01
7	$105,091.42	$13.34
8	$107,718.7	$13.67
9	$110,411.67	$14.01
10	$113,171.96	$14.36

* Lease Years 8 - 10 will apply only if Tenant elects to exercise the Renewal Term pursuant to Section 9.3 of the Lease.

E 1

Exhibit 10.36

EXHIBIT F
RULES AND REGULATIONS
Except as otherwise provided in the Lease, the following rules and regulations will apply to Tenants and its employees, agents, licensees and invitees while at the Premises (collectively, “Tenant Parties”):

1.	Tenant Parties will not make or commit any illegal noises or disturbances of any kind on the Premises.
2.Tenant Parties will not use toilet rooms, water closets and other water apparatus for any purpose other than those for which they were constructed. No sweepings, rubbish, rags, ashes, chemicals or other unsuitable substance will be deposited in any water closet or other water apparatus.
3.Tenant will be responsible for the repair of any damage to the Premises from misuse or abuse caused by Tenant Parties, or any failure to shut off running water or liquid (excluding damage that is covered by insurance maintained by Owner).
4.No articles (except for interior art work) be fastened to, or holes drilled, or nails or screws driven into walls, windows, partitions, nor will the walls or partitions be painted, papered or otherwise covered, or in any way marked or broken, without Owner’s consent. No linoleum, rubber or other air-tight covering will be laid on the floors.
5.Except for the Tenant Improvements and otherwise as permitted by the Lease, nothing will be placed on the outside of the Building on the Premises (other than Tenant’s signs), or on the windows, window sills, or projections.
6.The only window treatment permitted for the windows in the Premises will be that approved by Owner.
7.Tenant is responsible for any locks or access control systems that Tenant desires for the Premises; provided, however, Tenant will coordinate any locks and access control systems with Owner. Tenant will ensure that windows and doors are securely locked before leaving the building on the Premises.
8.Tenant will do or permit anything to be done on the Premises, or bring or keep anything therein which will in any way increase the rate of fire insurance on the Premises, or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon the Premises or any part thereof or conflict with any of the rules and ordinances of the Department of Health. Tenant understands and agrees that any vehicle of Tenant obstructing any unauthorized area, and particularly in areas designated by specially painted curbs as fire lane areas, may be towed away at owner’s risk and expense.
9.No animals may be brought into or kept in the Premises, other than service dogs (or other service animals in accordance with applicable law).
10.Besides Tenant’s standard machinery for its Permitted Uses, no other machinery of any kind, other than normal office machines (i.e., computers, printers, copiers, fax machines, phones, shredders, scanners, etc.), will be allowed to be operated on the Premises without Owner’s consent.
11.The Premises may not be used for any sleeping arrangements or for any immoral or illegal purpose.
12.All glass, access control devices, and trimmings, in or about the doors and windows of the Premises and all electric fixtures on the Premises will be kept whole, and whenever broken by anyone other than Owner Parties, will be immediately replaced and put in order by Tenant under the direction of and to the satisfaction of Owner and the same will be left whole and in good repair upon the termination of this Lease.
13.No cars, trucks, RVs, boats and trailers, or any other type of motor vehicle will be kept or stored in the parking lot. Only vehicles used by Tenant and its employees and its customers in conduct of their normal business and vehicles of Tenant’s employees and visitors will be parked in the parking lots.
14.No antennae or satellite dishes of any kind will be permitted to be attached to the Premises without Owner’s consent, which consent will not be unreasonably withheld.
15.All parking areas, pedestrian walkways and other public areas forming a part of the Premises will be subject to Owner’s right to regulate the use thereof. Tenant agrees to conform to the reasonable rules and regulations that may be established or revised by Owner for these areas from time to time.

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